UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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VONAGE HOLDINGS CORP.

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VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
April 26, 2021
Dear Shareholders,
We are pleased to invite you to attend the annual meeting of shareholders of Vonage Holdings Corp., to be held on Thursday, June 3, 2021 at 10:00 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/VG2021.
You can attend our 2021 Annual Meeting, vote your shares, and submit questions during the meeting via this live webcast. Details on how to access the meeting and the business to be conducted are provided in the accompanying Proxy Statement. Included with the Proxy Statement is a copy of our 2020 annual report, including our Form 10-K for the year ended December 31, 2020 (without exhibits).
I joined Vonage in July of 2020 during a unique time in the industry and in our history. A secular change in the way businesses operate and connect with customers and employees has emerged, and the need to deliver experiences anytime, anywhere is now a fundamental business imperative. The need to embed programmable and configurable communications into every experience will only accelerate, and Vonage is well positioned across our portfolio of products and services to help our customers meet this demand.
We have solidified Vonage’s strategy to provide a single, global cloud communications platform, the Vonage Communications Platform (VCP), to deliver innovations to our customers using our APIs, Contact Center and Unified Communications solutions.This enables Vonage to differentiate with more customizable solutions to fit specific customer needs, which is more important than ever in an increasingly digital world. We have taken a number of decisive actions to optimize our business and improve operational efficiency, allowing us to make strategic investments to drive growth.
Your vote is important. You may vote over the Internet, by telephone’ by mailing a proxy or voting instruction card, or by providing voting instructions to your broker, trustee, or nominee. Any of these voting options will ensure your representation at the 2021 Annual Meeting regardless of whether you attend the live webcast. Please review the instructions in the proxy or voting instruction card regarding these options. If you plan to attend our 2021 Annual Meeting via the webcast, please see the instructions in the notice of the 2021 Annual Meeting of Shareholders.

Thank you for your investment. I would also like to thank our Vonage customers and partners for their business, and our Vonage team members for their hard work, dedication and commitment. We look forward to your participation in our annual meeting, and welcome your input throughout the year.

Sincerely,
Rory Read
Chief Executive Officer

Our Vision
Accelerate the world's ability to connect

Our Mission
Enable next generation communications that are more flexible, intelligent and personal, empowering our customers to do what is next and stay ahead

The Vonage Way
Our culture is our human capital competitive advantage that empowers us to win in the marketplace.

WHO WE ARE	OUR VALUES	HOW WE LEAD
We are in this together	Accountability	Drive Results
We are smart, passionate and innovative	Collaboration	Delight Customers
We get stuff done	Trust	Inspire Teams
Our differences make us stronger	Excellence	

Vonage By The Numbers

2020 Compensation
- Annual incentive compensation metrics are tied to:
  - Building revenues in our strategically important business segment
  - Adjusted EBITDA to reflect overall profitability
  - Net promoter scores to emphasize customer satisfaction

- Long-term equity incentives for named executive officers are majority performance based with a multi-year long-term incentive performance period
- Long-term compensation metrics are tied to growing revenue, improving margins and relative shareholder returns

Our Presence

- More than 2,000 team members around the world
- 1 Million + registered developers
- 250 US patents, and a number of foreign patents
- We serve more than 100,000 businesses worldwide

Focusing On Our People and Our Company

Comprehensive Rewards

- Competitive salaries, incentives, and retirement plans
- Discretionary time off
- Team member recognition programs
- Health and wellness benefit plans
- Educational assistance/tuition reimbursements program

Strategic approach to Diversity, Equity and Inclusion

- Committed to creating an environment that supports our innovative spirit and fast pace, we are fostering inclusion by being champions of fairness and equality
- Established Diversity, Equity and Inclusion Advisory Board
- Investments in team member training and development
- Establishing Employee Resource Groups (ERGs)
- Flexible remote working and parental leave
- Mandatory unconscious bias training for all team members
- Company-sponsored networking events for women

Investments in team member training and development

- Accelerated leadership development and emerging leadership programs
- Vonage Learning Hub for team member development including product and sales trainings, and professional and leadership development
- Required team member trainings including the Vonage Code of Conduct, information security, cybersecurity, anti-harassment, anti-bribery, and prohibitions on insider trading

Cybersecurity and Data Protection

- Oversight of cybersecurity and data protection with quarterly CISO reporting to the Board of Directors
- Dedicated Data Protection Officer who oversees the Company’s compliance with applicable data protection laws worldwide

- Online team member training modules required no less than annually in both data protection awareness and department-specific guidance
- Embedding Security First principles throughout the product lifecycle including design, development, deployment, and operations
- Establishing the Vonage Security Champions program to provide motivated team members an opportunity for professional development while raising awareness of and interest in data protection issues

Vonage Cares

Team Member Involvement

- Employee volunteer program with up to 52,000 volunteer hours for team member use
- Employee charitable matching contributions program

Giving Back

- Corporate charitable contribution program
- Vonage Foundation

Social Good

- 58 million minutes donated to education, healthcare, and non-profits to keep the world connected during COVID-19

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, June 3, 2021

Place	via live webcast at www.virtualshareholdermeeting.com/VG2021

Items of Business	At the meeting, we will ask you and our other shareholders to:

(1)	elect ten Directors for a term to expire at the 2022 Annual Meeting of Shareholders;

(2)	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3)	approve our named executive officers' compensation in an advisory vote.

The shareholders will also act on any other business as may properly come before the meeting or any postponement or adjournment of the meeting. The Board of Directors has no knowledge of any other business to be transacted at the annual meeting.

Record Date
You may vote if you were a shareholder of record at the close of business on April 8, 2021. A list of these shareholders will be available electronically for examination by any shareholder for any purpose germane to the 2021 annual meeting for a period of 10 days prior to the meeting, and electronically during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/VG2021 when you enter your 12-Digit Control Number.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” below or, your enclosed proxy card.

Attending the Meeting
You are entitled to attend the 2021 Annual Meeting only if you were a Vonage shareholder at the close of business on April 8, 2021, or you hold a valid proxy for the 2021 Annual Meeting. Instructions on how to attend and participate in the 2021 Annual Meeting live via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VG2021.

By order of the Board of Directors,

Randy K. Rutherford, Chief Legal Officer and Corporate Secretary
Holmdel, NJ
April 26, 2021
Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting of Shareholders to Be Held on June 3, 2021
The accompanying proxy statement and our 2020 annual report to shareholders are available at
http://ir.vonage.com/

Q: What happens if additional matters are presented at the annual meeting?	75
Q: Who will serve as inspector of elections?	75
Q: What should I do if I receive more than one set of voting materials?	75
Q: What is “householding” and how do I revoke my consent to the householding program?	76
Q: How may I obtain a copy of our 2019 annual report and proxy materials?	76
Q: Who will bear the cost of soliciting votes for the annual meeting?	76
Q: What is the deadline to propose actions for consideration at the 2021 annual meeting of stockholders or to nominate individuals to serve as directors?	76

APPENDIX A	A-1

Proxy Voting Instructions and Proxy Card	A-4

PROPOSAL NO. 1
ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS

WHO WE ARE
We believe that the tone for excellence, as well as the tone for integrity, is set at the top. As members of Vonage’s Board of Directors, we take accountability seriously. So, we open this proxy by telling you about who we are and what skills and attributes each of us brings to our Board service.
We follow that with descriptions of how we are selected and elected, how we are organized and evaluated, how we govern, and how you can communicate with us. But we start with who we are.
As previously disclosed, Gary Steele will be retiring from our Board of Directors, effective following the conclusion of the 2021 Annual Meeting. We thank Mr. Steele for his many contributions to the Board of Directors and years of dedicated service.
The persons named in the enclosed proxy card will vote to elect each of the following nominees as a director through the 2022 Annual Meeting of shareholders, unless the proxy is marked otherwise. Each director nominee has indicated a willingness to serve, if elected. If any nominee becomes unable or unwilling to serve, the proxies may be voted for substitute nominees selected by our Board of Directors.

Hamid Akhavan

Age: 59

Independent Director since December 2016

Committees: Technology, Transactions
Experience:
•Partner at Twin Point Capital, a growth-oriented private equity firm based in New York, NY and Palo Alto, CA (April 2018 to present)
•Partner at Long Arc Capital, a private equity firm specializing in disruptive technology investments (August 2016 to March 2018)
•Chief Executive Officer of Unify Inc. (formerly Siemens Enterprise), a global supplier of Unified Communication (UC) and Contact Center (CC) services (February 2010 to January 2014)
•Chief Operating Officer of Deutsche Telecom (February 2010 to January 2014)
•Chief Executive Officer of T-Mobile International (December 2006 to March 2009)
•Began his career at Jet Propulsion Laboratory (NASA) and Bell Communications Research
Education:
•BS, Electrical Engineering and Computer Science, California Institute of Technology (Caltech)
•MS, Electrical Engineering and Computer Science, Massachusetts Institute of Technology (MIT)
Other Boards:
•National Broadband Ireland (since January 2020)
Qualifications:
Mr. Akhavan has extensive leadership experience at organizations spanning from large public corporations, to private-equity funded companies, to startups, with vast expertise in the wireless, software and services markets, as well as in enterprise cloud communications. Mr. Akhavan brings deep international and versatile technology, enterprise and communications experience, and adds significant strategic insight to our Board.

Jeffrey A. Citron

Age: 50

Chairman of the Board of Directors since January 2001

Committees: Transactions (Chair)
Experience:
•Private Investor
•Managing Partner, KEC Ventures (2011 to present)
•President, Mannis Group (January 2015 to present)
•Interim Chief Executive Officer of the Company (April 2007 to July 2008)
•Chief Strategist of the Company (February 2006 to July 2008)
•Chief Executive Officer of the Company (January 2001 through February 2006)
Qualifications:
As a Founder and former Chief Executive Officer and Chief Strategist of Vonage, Mr. Citron brings deep institutional knowledge and perspective regarding our strengths, challenges, opportunities, and operations to his role as Chairman of our Board of Directors. Mr. Citron brings entrepreneurial and business-building skills and experience to Vonage. He also brings the perspective of a shareholder with significant stock ownership in us. In addition, Mr. Citron possesses an extensive understanding of telecommunications technologies, including VoIP technology.

Stephen Fisher

Age: 56

Independent Director since January 2013

Committees: Compensation (Chair), Technology (Chair)
Experience:
•Senior Vice President and Chief Technology Officer at eBay, Inc. (September 2014 to May 2019)
•Executive Vice President of Technology at Salesforce.com, an enterprise cloud computing company (December 2008 to September 2014); Senior Vice President of Platform Product Management (January 2007 to December 2008); Senior Vice President, Platform Division (November 2005 to January 2007); Vice President, Engineering (March 2005 to November 2005); joined in 2004
•Architect at AT&T Labs, Inc. (March 2001 to October 2004)
•Founder, President and Chief Executive Officer of NotifyMe Networks, Inc. (May 1999 to March 2001)
•Served as Department Manager, Internet Products Group at Apple Computer, Inc. and was a Lecturer at Stanford University
Education:
•MS, Computer Science, Stanford University
•BS, Mathematical and Computational Science, Stanford University

Other Boards:
•Bill.com (NYSE: BILL)
•Copart, Inc. (NASD: CPRT) (since July 2019)
•First Derivatives plc (LSE: FDP) (since September 2020)
•Home Experience Holding Co LLC (since November 2020)
Qualifications:
Mr. Fisher brings deep technology experience to our Board of Directors, including expertise in cloud computing, systems architecture, software development, and information, data, and cybersecurity. He is an inventor on 14 U.S. patents and has worked with both start-ups and established technology companies. Mr. Fisher also brings senior leadership and compensation experience to the Board.

Jan Hauser

Age: 62

Independent Director since September 2019

Committees: Audit (Chair), Nominating & Governance
Experience:
•Vice President, Chief Accounting Officer of General Electric Company (NYSE: GE) (April 2013 to September 2018)
•Partner in the Accounting Services Group of PricewaterhouseCoopers ("PwC") National Professional Services Group (1993 to 2013)
•Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission (1991 to 1993)
Education and Certifications:
•Bachelor of Business Administration, Accounting, summa cum laude, University of Wisconsin (Whitewater)
•Certified Public Accountant
Qualifications:
Ms. Hauser is a global finance leader and retired PwC partner, bringing more than 35 years of experience navigating highly-complex business transactions. She is a stalwart leader through change and has partnered with senior executives and board members during challenging business conditions. With over 19 years as a PwC partner coupled with her SEC experience, Ms. Hauser also possesses deep insight into regulatory policy and procedure. In addition, Ms. Hauser has been determined to be an "Audit Committee Financial Expert" under SEC rules.

Priscilla Hung

Age: 54

Independent Director since August 2019

Committees: Audit, Technology
Experience:
•Chief Operating Officer of Guidewire Software, Inc. (NYSE: GWRE), a technology platform that unifies software, services and partner ecosystem to power property & casualty insurers, serving a global community of more than 350 primary insurers of all sizes and lines of business in 40 countries (2017 to present); Chief Administrative Officer & SVP of Corporate Development (2014 to 2017); other positions including Business Development, Global Alliances, Strategic Finance, Corporate Infrastructure, and Legal Affairs; joined 2005
•Held several management positions at Ariba Inc., including Director of Operations and Director of Global Channels and Alliances
•Held several channel, business development, and product marketing positions at Sun Microsystems, Uniface/Compuware, Pyramid/Siemens Nixdorf, and Oracle Corporation
Education:
•MEng, Operation Research & Industrial Engineering, Cornell University

Other Boards:
•Ethos Life
•Human API
Qualifications:
Ms. Hung brings more than 30 years of experience in technology and platform-based services to the Vonage Board, including deep experience in worldwide operations, including product development, corporate and product strategy, presales, product marketing, alliances, information systems technology and security, cloud operations, and customer success.

Carolyn Katz

Age: 59

Independent Director since January 2014

Committees: Audit, Compensation
Experience:
•Executive Chair of Author & Company, a digital publisher (2012 to present)
•Principal of Providence Equity Partners Inc., a private investment firm specializing in equity investments in telecommunications and media companies (May 2000 to October 2001)
•Held positions at Goldman, Sachs & Co., most recently as a managing director and co-head of Emerging Communications (June 1984 to April 2000)
Education:
•BA, summa cum laude, Princeton University
Other Boards:
•Cogent Communications (Nasdaq: CCOI) (since November 2019)
Qualifications:
Ms. Katz brings more than 20 years of experience in technology and telecommunications to the Vonage Board, including deep experience helping communications companies with corporate development, international expansion and emerging technologies. In addition, Ms. Katz has been determined to be an "Audit Committee Financial Expert" under SEC rules, and provides guidance and perspective on financial and strategic matters.

Michael J. McConnell

Age: 55

Independent Director since March 2019 (pursuant to a Cooperation Agreement with Legion Asset Management Partners, LLC)

Committees: Audit, Nominating & Governance, Transactions
Experience:
•Private investor
•Chairman of the Board of Spark Networks, Inc., a global, online dating company (January 2015 until June 2017); Interim Executive Chairman and Chief Executive Officer (August 2014 through December 2014); Director (July 2014 until the company was sold in November 2017)
•Chief Executive Officer of Collectors Universe, Inc., a provider of third-party authentication and grading of high value collectibles (2009 to 2012); Director (2007 to 2013)
•Managing Director of Shamrock Capital Advisors, an investment manager of domestic and international alternative asset funds, where he was a member of the firm’s Executive Committee (1994 to 2007)
Education:
•MBA, University of Virginia, Darden Graduate School of Business Administration
•AB, Economics, Harvard University
Other Boards:
•Current:
◦Adacel Technologies (ASX: ADA), a developer of air traffic management systems (since May 2017)
◦Jacob Stern & Sons, a privately owned importer, exporter, processor and distributor of specialty agricultural products (since July 2019)
◦Advisor to Thorney Investments, a private-family investment company located in Melbourne Australia (since January 2016)
•Former:
◦SPS Commerce (Nasdaq: SPSC), a leader in cloud-based supply chain management solution (March 2018 until July 2019)
◦Guidance Software Inc., a provider of forensic security and risk management applications (April 2016 until the company was sold in September 2017)
◦Served on numerous other public and private company boards in the United States, Australia, New Zealand and Ireland including in the past five years: Redflex Holdings Limited, Vitacost.com and Best International Limited.
Qualifications:
Mr. McConnell brings over 20 years of public company non-executive Board experience, public company investor experience, and perspectives as an operating chief executive officer in public companies. In addition, Mr. McConnell has been determined to be an "Audit Committee Financial Expert" under SEC rules.

Rory Read

Age: 59

Chief Executive Officer of the Company

Director since July 2020
Experience:
•Chief Executive Officer of the Company (July 2020 to present)
•Chief Operating Officer of Dell Technologies, Inc. (October 2015 to June 2020); President and CEO of Virtustream, a Dell subsidiary (May 2018 to June 2020); Executive Vice President of Dell Technologies Boomi
•Chief Integration Officer at Dell Technologies, Inc. (October 2015 to April 2018)
•Chief Operating Officer and President Worldwide Commercial Sales at Dell Technologies, Inc. (March 2015 to October 2015)
•Chief Executive Officer of Advanced Micro Devices (August 2011 to October 2014)
•Chief Operating Officer of Lenovo Group Ltd. (2006 to 2011)
•Over 23 years at International Business Machines Corporation, serving various leadership roles globally
Education:
•BA, magna cum laude, Hartwick College

Qualifications:
Mr. Read brings to our Board of Directors extensive knowledge as a global leader in cloud communications helping businesses accelerate their digital transformation. He brings to the Board executive leadership strength and operational expertise which are key to driving transformative change and execution excellence within businesses.

John J. Roberts

Age: 76

Lead Independent Director since February 2015

Director since August 2004

Committees: Audit
Experience:
•Global Managing Partner for PricewaterhouseCoopers LLP, a provider of assurance, tax, and advisory services (1998 until his retirement in June 2002)
•Chief Operating Officer of Coopers & Lybrand (1994 to 1998, when it merged with Price Waterhouse)
Education and Certifications:
•BSBA, Drexel University
•Certified Public Accountant
Other Boards:
•Pennsylvania Real Estate Investment Trust (NYSE: PEI), trustee, audit committee member, nominating & governance committee member
Qualifications:
As a result of his roles at PricewaterhouseCoopers LLP and its predecessors, Mr. Roberts has experience in public company accounting, risk management, disclosure, and financial system management and has been determined to be an "Audit Committee Financial Expert" under SEC rules. He also has extensive public company board experience (including specific experience on audit committees). Mr. Roberts brings this experience to his role as our Lead Independent Director.

Tien Tzuo

Age: 53

Independent Director since July 2020

Committees: Compensation
Experience:
•Founder and Chief Executive of Zuora, Inc. (November 2007-present)
•Chief Strategy Officer of salesforce.com, inc. (2005 to 2008)
•Chief Marketing Officer at salesforce.com, inc., (2003 to 2005)

Education:
•B.S. in Electrical Engineering from Cornell University
•M.B.A. from Stanford University

Other Boards:
•Zuora, Inc. (NYSE: ZUO) (since November 2007) and Chairman (since December 2017)
•Network for Good, Inc. (since 2010)
•Network for Good Donor Advised Fund (since 2006)

Qualifications:

As the founder and CEO of Zuora, we believe that Mr. Tzuo is qualified to serve on our Board of Directors based on his industry perspective, including deep experience in cloud-based software, worldwide operations, product development, and product strategy.

Board Composition, Skills & Diversity
We have ten director nominees, each of whom, other than our CEO, is independent within the meaning of the Nasdaq Listing Rules. As a group, our director nominees have a wide range of backgrounds, experience, and expertise relevant to our Company. Together, the members of our Board combine deep knowledge of the Company with a diversity of perspectives.

	Akhavan	Citron	Fisher	Hauser	Hung	Katz	McConnell	Read	Roberts	Tzuo
C-Level Public Company Experience	✓	✓	✓	✓	✓		✓	✓		✓
Corporate Governance / Compensation	✓	✓	✓	✓		✓	✓	✓	✓	✓
Finance and Capital Markets	✓	✓		✓		✓	✓	✓	✓
Financial Literacy	✓	✓		✓	✓	✓	✓	✓	✓	✓
International	✓			✓	✓	✓	✓	✓	✓	✓
Investment Experience	✓	✓			✓	✓	✓	✓
M&A/Corporate Development & Strategy	✓	✓		✓	✓	✓	✓	✓	✓	✓
Operational (sales and marketing, network, IT, information security, service delivery etc.)	✓	✓	✓		✓			✓	✓	✓
Product Development/Technology	✓	✓	✓		✓			✓	✓	✓
Public Company Board Membership	✓		✓			✓	✓		✓	✓
Risk Management	✓		✓	✓	✓	✓	✓	✓	✓	✓

No director, director nominee, or associate of any director or director nominee, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer.
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote FOR the election to our Board of Directors of Hamid Akhavan, Jeffrey Citron, Stephen Fisher, Jan Hauser, Priscilla Hung, Carolyn Katz, Michael McConnell, Rory Read, John Roberts, and Tien Tzuo.

HOW WE ARE SELECTED, ELECTED, AND EVALUATED

Director Attributes and Nomination Process
We believe that each member of our Board of Directors should possess certain qualities, including ethical character, sound judgment, and demonstrated business acumen. In addition, Board members should be familiar with our business and industry, be able to work harmoniously, be free of conflicts of interest, be willing to devote sufficient time to satisfy obligations as a director, and be willing to act in the long-term interests of all shareholders. While we do not have a formal diversity policy, we seek to have Directors representing a range of experiences, qualifications, skills, and backgrounds relevant to our activities. We believe that our diversity speaks for itself, and our nominating and governance committee has made Board diversity a priority in its evaluation of director candidates.

We added four independent directors, Jan Hauser, Priscilla Hung, Michael McConnell, and Tien Tzuo, since 2019 and we continue to be committed to ongoing refreshment.
In recruiting and selecting director candidates, our nominating and governance committee considers various factors, including the experience and expertise of existing Board members and the alignment of candidates' abilities and qualifications with the long-term strategic direction of the Company and the qualities described above. To identify director candidates, our nominating and governance committee makes requests to Board members and others for recommendations and uses the services of third-party search firms. The committee meets from time to time to evaluate biographical information and background materials relating to potential candidates and sets up interviews of selected candidates by members of the committee and the Board.
Shareholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by contacting Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the annual meeting at which it is proposed that the candidate be elected to the Board.

Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the Board, by following the procedures set forth under “Questions And Answers About The Proxy Materials And The Annual Meeting—What is the deadline to propose actions for consideration at the 2022 annual meeting of shareholders or to nominate individuals to serve as Directors?” Candidates nominated by shareholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Cooperation Agreement with Legion Partners

On March 15, 2019, we entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain related investors (collectively, “Legion Partners”). Pursuant to the Cooperation Agreement, the Company appointed Michael J. McConnell to the Board of Directors. Pursuant to the Cooperation Agreement, Mr. McConnell served an initial term expiring at the Company’s 2019 Annual Meeting of shareholders and was included in the Company's slate of director nominees for election for a one-year term at the 2019 Annual Meeting.

On February 26, 2020, we entered into a renewal agreement to the Cooperation Agreement (the "Renewal Agreement") with Legion Partners. Pursuant to the Renewal Agreement, Mr. McConnell was included in the Company's slate of director nominees for election for a one-year term at the 2020 Annual Meeting of Shareholders. On February 26, 2021, we amended the renewal agreement with Legion Partners.

Pursuant to this amendment, Mr. McConnell is included in the Company's slate of director nominees for election for a one-year term at the 2021 Annual Meeting of Shareholders.

At the 2021 Annual Meeting and at any special meeting of the Company’s shareholders held prior to the date of termination of the Standstill Period (defined below), the Cooperation Agreement, as extended by the Renewal Agreement (as amended), requires Legion Partners to vote all of its shares of Company common stock in favor of the election of Directors nominated by the Board and on other matters in accordance with the Board’s recommendation, subject to certain exceptions.

The Cooperation Agreement, as extended by the Renewal Agreement (as amended), includes certain restrictions, applicable from March 15, 2021 until the date that is 15 calendar days prior to the last day of the advance notice period for the submission by shareholders of director nominations for the 2022 Annual Meeting of shareholders, as set forth in the advance notice provisions of our Amended and Restated By-laws (the “Standstill Period”), which is subject to earlier termination under certain circumstances. During the Standstill Period, Legion Partners is restricted from, among other things, proposing certain extraordinary transactions, engaging in any solicitation of proxies or written consents relating to the Company, or acquiring any Vonage securities or derivatives that would result in Legion Partners having beneficial ownership of more than 4.9% of the Company’s outstanding common stock while the Company’s tax benefits preservation plan is in effect, or more than 9.9% otherwise.

Declassification of the Board
During 2018, our Board of Directors recommended, and our shareholders approved, amendments to our Restated Certificate of Incorporation and Amended and Restated By-laws to provide for a phased elimination of our classified board structure.
Beginning with the 2021 Annual Meeting, all Directors will stand for annual elections. Under a classified board structure, Directors may only be removed with cause or may voluntarily resign. Section 141(k) of the Delaware General Corporation Law requires that Directors serving on a non-classified board may be removed by shareholders either with or without cause. Therefore our Restated Certificate of Incorporation provides that once the Board of Directors ceases to be classified at the 2021 Annual Meeting, Directors may be removed with or without cause or may voluntarily resign.
Majority Voting and Director Resignation Policy
Our by-laws provide for a majority voting standard, which means that Directors are elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of Directors to be elected.  A plurality vote standard applies to contested elections where the number of nominees exceeds the number of Directors to be elected.
In connection with the majority voting standard, the Company’s governance principles provide for a director resignation policy. Under this policy, any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation within 10 days of the certification of the relevant election results. The nominating and governance committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the nominating and governance committee’s recommendation and will disclose the action it has taken and its rationale within 90 days of the certification of the relevant election results.
Annual Board and Committee Evaluations
The Board has implemented a director peer review process in order to ensure that we have the right mix of skills and experience on the Board, and to ensure the appropriate level of performance.
Our nominating and governance committee oversees annually a self-evaluation by our Board of Directors of its performance during the prior year. As part of this process our nominating and governance committee will generally conduct an evaluation to review the progress and effectiveness of our Board of Directors and its committees, and submits comments to the Lead Independent Director. During 2020, the nominating and governance committee engaged a third party to conduct an independent Board and committee evaluation. Following discussion with the Lead Independent Director, our nominating and governance committee reports back to our Board of Directors, and the full Board of Directors will consider and discuss the committee's report, including assessing whether the current leadership structure continues to be appropriate for Vonage and its shareholders.

HOW WE ARE ORGANIZED

Our Board of Directors is currently composed of ten independent Directors, and Mr. Read, our Chief Executive Officer. Our Board of Directors has established audit, compensation, nominating and governance, technology, and transaction committees. Each of the Board committees is composed solely of independent Directors.
Our governance principles provide that our Board of Directors may fill the roles of Chairman of the Board and Chief Executive Officer based upon what is in the best interests of Vonage and its shareholders at any point in time. Our Board of Directors has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons, and has also determined the Board should have a Lead Independent Director who has not previously held an executive position with the Company. Mr. Citron, who has deep institutional knowledge of the Company, serves as Chairman of the Board, and Mr. Roberts serves as our Lead Independent Director. Our governance principles provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate.
Our Lead Independent Director:
•has the responsibility to schedule and prepare agendas for and to chair meetings of non-management or independent Directors;
•presides at all meetings of the Board at which our Chairman of the Board is not present;
•coordinates with our Chairman of the Board and our Chief Executive Officer, and other Directors, to determine the frequency, length, and agenda of Board meetings;
•facilitates communication between our Chairman of the Board and our Chief Executive Officer and the other Directors (however, Directors are free to, and do routinely, communicate directly with our Chairman of the Board and our Chief Executive Officer);
•causes the dissemination of information to the other members of our Board;
•raises issues on behalf of the non-management or independent Directors when appropriate;
•has the authority to call meetings of non-management or independent Directors;
•speaks on behalf of the independent Directors when necessary;
•discusses Board and committee evaluations with the nominating and governance committee;
•evaluates the performance of our Chief Executive Officer and other executive officers in coordination with the compensation committee; and
•coordinates with our Chairman of the Board and our Chief Executive Officer to monitor communications from shareholders and other interested parties.
Board Committees
Our Board has established audit, compensation, nominating and governance, technology, and transactions committees, each of which operates under a charter that has been approved by our Board. Current copies of each committee's charter are posted on the Corporate Governance section of our website at http://ir.vonage.com/.
Our Board has determined that all of the members of each of the audit, compensation, nominating and governance, technology, and transactions committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Audit Committee
The audit committee's responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work and evaluating the performance of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal controls over financial reporting and disclosure controls and procedures;
•overseeing our internal audit function;
•reviewing management's risk assessment and risk management policies;
•establishing policies regarding hiring employees from our independent registered public accounting firm;
•establishing procedures for the receipt, retention, confidential treatment, and investigation of accounting or auditing related complaints and concerns;
•meeting independently with our internal auditing staff, independent registered public accounting firm and management;
•overseeing compliance by the Company with applicable laws and regulations;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by SEC rules, which is included below in this proxy statement.
The members of our audit committee are Ms. Hauser (Chair), Mr. Roberts, Ms. Hung, Ms. Katz, and Mr. McConnell. Each member of our audit committee meets the standards for financial literacy for companies listed on the Nasdaq Stock Market. In addition, our Board of Directors has determined that Ms. Hauser, Mr. Roberts, Ms. Katz, and Mr. McConnell, each of whom is independent under applicable rules governing independence of audit committee members, are each also an “Audit Committee Financial Expert” as defined by applicable SEC rules.
Audit committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also other Board members, our chief executive officer, chief financial officer, chief accounting officer, chief legal officer, and our head of internal audit.
Compensation Committee
The compensation committee's responsibilities include:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executives;
•determining, along with our other independent Directors, compensation for our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing risks arising from our compensation policies and practices;
•overseeing and administering our cash and equity incentive plans;
•appointing, approving the compensation of, assessing the independence of, and overseeing the work of any compensation consultant, independent legal counsel or other advisor retained by the compensation committee;

•monitoring compliance of executive officers with our stock ownership policy;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included below in this proxy statement and considering the results of the most recent shareholder advisory vote on executive compensation; and
•preparing the compensation committee report required by SEC rules, which is included below in this proxy statement.
Independent Compensation Advisor
The compensation committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities under its charter. The compensation committee has engaged and utilizes the services of an independent compensation consultant, Meridian Compensation Partners, LLC, to advise the committee in connection with its oversight of our compensation program. The compensation consultant attends meetings of the compensation committee as requested and also communicates with the compensation committee outside of meetings. The compensation consultant reports to the compensation committee rather than to management, although the compensation consultant may meet with management from time to time for purposes of gathering information on proposals that management may make to the compensation committee, at the request of the compensation committee. The compensation committee is free to replace the compensation consultant or hire additional consultants at any time. The compensation consultant does not provide services to management. In selecting its compensation consultant, the compensation committee considered factors relevant to the consultant's independence, including the factors set forth in applicable rules of the Nasdaq Stock Market, and determined that the services provided by Meridian in 2020 did not raise any conflicts of interest. The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Compensation Discussion and Analysis.”

Compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also other Board members, our chief executive officer, chief financial officer, chief legal officer, and our chief human resources officer.

The members of our compensation committee are Mr. Fisher (Chair), Ms. Katz, and Mr. Tzuo. In the case of all members of the compensation committee, our Board has considered the independence criteria set forth in the Nasdaq Listing Rules that are specifically applicable to compensation committee members and determined that each of the members of our compensation committee is independent.
Nominating and Governance Committee
The nominating and governance committee's responsibilities include:
•identifying individuals qualified to become Board members;
•recommending to our Board the persons to be nominated for election as Directors for appointment and to each of the Board's committees;
•making recommendations to our Board on the size of and criteria for membership on the Board and Board committees;
•reviewing and making recommendations to the Board with respect to the compensation of non-executive Directors;
•developing and recommending governance principles to the Board;
•reviewing our disclosures regarding the specific experience, qualifications, attributes or skills that led to the conclusion that each director and nominee should serve as a director;
•reviewing the Board's leadership structure in light of our specific characteristics and circumstances and recommending changes, if any, to the Board for approval, and reviewing our disclosure regarding Board leadership structure; and

•overseeing an annual self-evaluation of the Board and its committees.
An independent compensation consultant, Meridian Compensation Partners, LLC, advised the committee in connection with reviewing the compensation of non-executive Directors during 2020. The processes and procedures followed by the nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”
The members of our nominating and governance committee are Mr. Steele (Chair), Ms. Hauser, and Mr. McConnell. Nominating and governance committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also other Board members and our chief executive officer.
Technology Committee
The technology committee's responsibilities include:
•reviewing and evaluating innovation efforts, technology plans and strategies, and the Company’s intellectual property portfolio;
•reviewing and evaluating key talent supporting the Company’s innovation efforts;
•monitoring technology development in support of overall business strategy;
•identifying and monitoring existing and emerging industry trends; and
•in conjunction with the audit committee, overseeing cybersecurity risk management
The members of our technology committee are Mr. Fisher (Chair), Mr. Akhavan, and Ms. Hung.
Transactions Committee
The transactions committee's responsibilities include:
•overseeing ordinary-course transactions, such as joint ventures, collaborations, partnerships, or licensing arrangements, outside of larger mergers & acquisitions activity;
•reviewing and advising non-binding letters of intent; and
•authorizing certain transactions, or recommending to the Board for approval, transactions at certain thresholds
The members of our transactions committee are Mr. Citron (Chair), Mr. Akhavan, and Mr. McConnell. The transactions committee meets on an ad hoc basis based on transaction activity.

HOW WE GOVERN AND ARE GOVERNED
Governance Principles
Our Board of Directors has adopted governance principles to assist in the exercise of its duties and responsibilities and to serve the best interests of our shareholders and the overall success of the business. These principles, which provide a framework for the conduct of the Board's business, provide that:
•the Board's principal responsibility is to oversee the management of Vonage to assure that the best interests of the Company and its shareholders are being served;
•a majority of the members of our Board shall be independent Directors;
•the independent Directors meet regularly in executive session;
•Directors have full and free access to management and, as necessary and appropriate, independent advisors;
•new Directors participate in an orientation program and all Directors are encouraged to participate in continuing director education on an ongoing basis; and
•annually our Board and its committees will conduct a self-evaluation to assess whether they are functioning effectively and efficiently.
Board Determination of Independence
Under applicable Nasdaq Stock Market rules, a director will only qualify as “independent” if our Board affirmatively determines that he or she has no material relationship with Vonage that would interfere with the exercise of independent judgment. Our Board has established guidelines to assist it in determining whether a director has such a material relationship. The guidelines are included in our governance principles, which are available on our website as discussed above. Under these guidelines, a director is not considered to have a material relationship with Vonage if he or she:
•is independent under Section 5605 of the Nasdaq Listing Rules; and
•is not an executive officer of another company which is indebted to Vonage, or to which Vonage is indebted, where the total amount of either company's indebtedness to the other is more than 1% of the total consolidated assets of the company for which he or she serves as an executive officer.
In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other independent members of our Board.
Our Board has determined that Hamid Akhavan, Jeffrey Citron, Stephen Fisher, Jan Hauser, Priscilla Hung, Carolyn Katz, Michael McConnell, John Roberts, Gary Steele, and Tien Tzuo meet the categorical standards described above, that none of these Directors has a material relationship with Vonage and that each of these Directors is “independent” as determined under Section 5605 of the Nasdaq Listing Rules.
None of the Directors determined to be independent engaged in any related person transactions with the Company. In making its determination that Mr. Citron is “independent”, our Board considered the fact that the Company provided health insurance and medical care payments to Mr. Citron in the amount of $29,457, $30,185 and $32,406 in 2018, 2019, and 2020, respectively. The Board also considered Mr. McConnell's appointment to our Board through a Cooperation Agreement with Legion Partners Asset Management, LLC, as described under "Cooperation Agreement with Legion Partners" above.

Board Meetings and Attendance
During 2020, our Board of Directors met 13 times, our audit committee met 6 times, our compensation committee met 9 times, and our nominating and governance committee met 8 times. Our technology and transactions committees were formed in 2021 and did not hold any formal meetings in 2020. During 2020, each current director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Shareholders
Our governance principles provide that Directors are encouraged to attend the annual meeting of shareholders. All of our Directors then serving on our Board attended the 2020 annual meeting of shareholders.
Directors Changing Their Present Job Responsibilities
Our governance principles require Directors who substantially change their present job responsibilities to tender their resignation to the Chairman of the Board, who must refer it to our nominating and governance committee for review. Our Board of Directors, upon the recommendation of the nominating and governance committee, determines whether to accept the resignation. In cases in which a director is uncertain as to whether he or she ought to tender his or her resignation, our Board of Directors expects such director to consult with the chairman of the nominating and governance committee. The nominating and governance committee shall consider a director's other job responsibilities in its deliberations concerning Directors' standing for re-election.
During 2020 all Directors were compliant with the Board's resignation policy.

Governance of Compliance and Control Functions
Oversight of risk management, compliance, and related control functions are also important to our Board's governance functions. Some of these include:
Risk Management and Role of the Board in Risk Oversight
Our Chief Executive Officer reports directly to our Board of Directors and is responsible for the day-to-day management of our Company, including how the Company addresses risk. Our Chief Financial Officer is responsible for day-to-day financial risk management under the direction of our Chief Executive Officer. Management has implemented an enterprise risk management process to identify, assess, and manage the most significant risks facing us and conducts risk assessments of our business periodically. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Our senior leadership team, functional heads, and other managers are surveyed and/or interviewed to develop this information. The enterprise risk management process is led by our Chief Legal Officer, who reports to our Chief Executive Officer, and our Vice President, Internal Audit, who reports directly to our audit committee. In 2020, our Chief Legal Officer and Vice President, Internal Audit, provided status updates on our enterprise risk management process and related activities to our Board of Directors.
In support of the overall enterprise risk management process, our Chief Information Security Officer conducts further risk analysis from an information security and cybersecurity risk perspective and throughout 2020 provided status updates on related activities to our Board of Directors. In addition, the Board examined additional areas of risk management affected by the Covid-19 pandemic throughout 2020.
Our Board of Directors is involved in oversight of Vonage's risk assessment and monitoring processes, which it conducts primarily through the work of committees of the Board. Management reviews significant risks with our Board of Directors throughout the year, as necessary and/or appropriate, and conducts a formal review of its assessment and management of the most significant risks with our Board of Directors on a periodic basis. Our audit committee has oversight responsibility to review management's risk assessment and risk management policies, including the policies and guidelines used by management to identify, monitor and manage our exposure to risk. Our audit committee reviews and discusses with our management, our outside auditor and our internal auditors the material risks facing Vonage and our management's plans to manage the risks identified as a result of the enterprise risk management process and reports on its review to the full Board of Directors. Our compensation committee reviews risks arising from our compensation policies and practices and reports on its review to the full Board of Directors. In conjunction with the audit committee, our technology committee reviews risks related to cybersecurity and data privacy.
Transactions with Related Persons
Policies and Procedures for Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Vonage is or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved or ratified by the Board's audit committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion after considering the factors set forth below, as appropriate, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the material terms of the transaction and the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•the related person's interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions requiring approval or ratification for purposes of this policy:
•interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of Vonage's annual gross revenues; and
•a transaction that is specifically contemplated by provisions of Vonage's certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
Related Person Transactions During 2020
The Company did not participate in any related persons transactions during 2020.
Codes of Conduct
We have a comprehensive code of conduct applicable to all our Directors, officers, and employees and have a finance code of ethics applicable to our chief executive officer, chief financial officer and employees in our finance organization. The code of conduct and the finance code of ethics are posted in the Corporate Governance section of our website: http://www.vonage.com/investor-relations/governance. We will provide you with printed copies of our codes free of charge on written request to Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733. There have not been any waivers to date, however we intend to disclose any waivers from provisions of our codes that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, as well as amendments to our code(s) that are required to be disclosed under SEC rules, on the Corporate Governance section of our website promptly following the date of such amendment or waiver.
Compensation Committee Interlocks and Insider Participation
During 2020, the members of our compensation committee were Mr. Akhavan, Mr. Fisher, Ms. Hung, Ms. Katz, and Mr. Tzuo. None of the members of our compensation committee was at any time in 2020, or formerly, an officer or employee of Vonage, and none of the members of our compensation committee had any relationship with Vonage requiring disclosure as a related person transaction under Item 404 of Regulation S-K. See “Transactions with Related Persons.” During 2020, none of our executive officers served as a member of the compensation committee or Board of Directors of any entity that had one or more executive officers that served on our compensation committee or Board of Directors.
Impact of Compensation Policies on Risk Management
Our compensation committee, with the assistance of its independent compensation consultant, reviewed our compensation policies and practices for our employees, including executive officers, and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our compensation committee noted several aspects of the design of our compensation program that reduce the likelihood of excessive risk-taking:
•The program provides a balanced mix of cash and equity, and annual and longer-term incentives.
•We set varied performance goals that we believe are reasonable in light of corporate strategy, past performance, future projections, market conditions, analyst expectations, and our debt covenants. These performance goals encourage a balanced emphasis on growth, profitability, and operational performance. If management overemphasized any single metric, possibly increasing risk to our long-term performance, it would likely be at the expense of other metrics resulting in reduced compensation. This balanced approach helps mitigate risk and drive long-term performance.
•Performance goals are primarily team oriented rather than individually focused, and tied to measurable factors.

•Assuming we achieve at least a minimum level of performance, payouts under our incentive plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.
•Maximum payout levels for bonuses based upon performance are capped (on each measure and overall).
•Our compensation committee has discretion to adjust bonus payouts, including making downward adjustments.
•We use a mix of performance-based and time-based restricted stock units. We use restricted stock units for equity awards in part because they retain value even in a depressed market so that executives are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Performance-based restricted stock units also act to better align the interests of our Named Executive Officers ("NEOs") with those of our shareholders.
•Under our Incentive Compensation Recovery Policy, the compensation committee may recoup from a covered officer (including NEOs) incentive compensation, including improper gains from the sale or disposition of vested equity awards, in the event of a material restatement of the Company's financial results (other than as a result of a change in accounting rules, principles or interpretations) caused or substantially caused by the misconduct of the covered officer.
•Multi-year overlapping vesting periods for equity awards limit employee ability to benefit from short-term risky behavior and encourage long-term decision making and value creation.
•Under our stock ownership guidelines, each named executive officer is required to own a number of shares of Company common stock having a value equal to a multiple of his or her base salary.
•Our securities trading compliance policy prohibits all Directors and employees from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities.
•Our securities trading compliance policy prohibits all Directors and employees from, directly or indirectly, pledging a significant amount of Vonage securities, including the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default, except in limited circumstances.
Prohibited Hedging Transactions
Our securities compliance trading policy prohibits all Directors and employees from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities, including short selling techniques, "sales against the box", puts, calls, and other derivative securities, prepaid variable forwards, equity swaps, collars, exchange funds, and forward-sale contracts.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on the foregoing review and discussion, the compensation committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
By the Compensation Committee of the Board of Directors of Vonage Holdings Corp.
Stephen Fisher, Chair
Carolyn Katz
Tien Tzuo

HOW YOU CAN COMMUNICATE WITH US
Our Board seeks, and welcomes, information from a diverse array of sources to help it perform its oversight functions. The Board has always valued input from shareholders as they both represent a wide array of backgrounds and perspectives and have a financial stake in the value of their input.
Our Board therefore maintains a number of means for shareholder input. Shareholders can participate in our annual meeting as well as in our engagement outreach and investor relations functions. The Company maintains reporting mechanisms as well as when these contain Board-relevant information.
Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Communications are forwarded to all Directors if they relate to important substantive matters or include suggestions or comments that the Lead Independent Director considers to be important for the Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
Shareholders and other interested parties who wish to send communications to our Lead Independent Director, the independent Directors as a group, or the Board should address such communications to such Directors or the Board of Directors, Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733, via email at ir@vonage.com, or by submitting a communication through our website at https://ir.vonage.com/investor-resources/contact-ir.

AUDIT COMMITTEE REPORT
In the performance of its oversight responsibilities, the audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2020 and the evaluation of our internal control over financial reporting as of that date, and has discussed them with our management and our independent registered public accounting firm.
The audit committee has also received from, and discussed with, our independent registered public accounting firm various matters that are required to be discussed under Public Company Accounting Oversight Board standards.
The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm its independence. The audit committee has concluded that the provision of audit and non-audit services by Deloitte & Touche, LLP during the fiscal year ended December 31, 2020 was compatible with Deloitte & Touche, LLP's independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

As discussed under Proposal No. 2, following this process the audit committee selected Deloitte and Touche, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
By the Audit Committee of the Board of Directors of Vonage Holdings Corp.
Jan Hauser, Chair
Priscilla Hung
Carolyn Katz
Michael McConnell
John Roberts

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
We are asking shareholders to ratify the audit committee's appointment of Deloitte and Touche, LLP ("Deloitte") as Vonage's independent registered public accounting firm for the year ending December 31, 2021. Deloitte was appointed as Vonage's independent registered public accounting firm beginning with fiscal year 2017. Although shareholder approval of the audit committee's appointment of Deloitte is not required by law or our certificate of incorporation or bylaws, our Board of Directors and the audit committee believe that it is advisable to give shareholders an opportunity to ratify the appointment. In the event the shareholders fail to ratify the appointment, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in Vonage's and its shareholders' best interests.
In deciding to re-appoint Deloitte as Vonage’s independent registered public accounting firm, the audit committee considered a variety of factors, including Deloitte’s  knowledge of Vonage’s business and technical expertise, the quality and candor of Deloitte’s communications with the audit committee, Deloitte’s  independence, the quality and timeliness of the services provided by Deloitte (including feedback from management), and the appropriateness of Deloitte’s  fees.

Representatives of Deloitte are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.
Auditors' Fees
The following table summarizes the fees Deloitte & Touche billed to us for fiscal 2020.

Fee Category	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	$3,061,478	$2,442,565
Tax Fees (2)	914,946	895,447
Audit Related Fees (3)	—	175,000
Total Fees	$3,976,424	$3,513,012
 ______________
(1)Audit fees consist of amounts billed for the audit of our annual financial statements included in our annual report on Form 10-K, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client including comfort letters, and consents and assistance with and review of documents filed with the SEC.

(2)Tax fees consist of amounts billed for advisory services regarding tax compliance issues and the completion of corporate tax returns.

(3)Audit related fees represent fees for services performed in connection with SEC correspondence in 2019.

Pre-Approval Policies and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm to support its assessment of their independence. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

The audit committee pre-approved all of the fees billed to us by Deloitte & Touche for 2020.
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte and Touche, LLP to serve as Vonage's independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
In accordance with Section 14A of the Securities Exchange Act of 1934, our shareholders are being provided the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement (a "Say-on-Pay" vote).
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Board of Directors believes that the compensation of our NEOs, developed in consultation with a leading compensation consultant, is designed to facilitate long-term shareholder value creation, and is important in attracting, motivating and retaining the high caliber of executive talent necessary to drive our business. We believe the program delivers pay which is strongly linked to Company performance over time.
This vote on Proposal 3 is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our NEOs and the policies and practices described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The Say-on-Pay vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the compensation committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of shareholders. We currently conduct annual Say-on-Pay votes. Shareholders have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote is scheduled to occur at the 2023 Annual Meeting of Shareholders.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy will be viewed as approval of this Proposal 3. Abstentions and broker non-votes have no impact on the results of the vote.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers (NEOs). We also discuss the goals for our executive compensation program and other important factors underlying our compensation practices and policies.

Executive Summary
Our Company

At Vonage, our vision is to accelerate the world's ability to connect. We are observing a secular change in the way business is done, with a fundamental shift in how communications technologies are being leveraged in almost every industry. Through the Vonage Communications Platform ("VCP"), our strategy is to deliver a single leading cloud communications platform that powers our customers' and partners' global engagement solutions using our APIs, Unified Communications, and Contact Center innovations. We believe that the Vonage Communications Platform's products and services are well positioned to take advantage of emerging trends with sizable, growing total addressable markets as companies look to cloud-based communications solutions and API programming architectures as part of their digital transformation.

For our Consumer customers, we enable users to access and utilize our services and features, via their existing internet connections, including over 3G/4G, LTE, Cable, or DSL broadband networks. This technology enables us to offer our Consumer customers attractively priced voice and messaging services and other features around the world on a variety of devices. Our Consumer strategy is focused on the continued penetration of our core North American markets, which provide value in international long distance and target under-served segments.
Named Executive Officers
Our “Named Executive Officers” are the executive officers who are included in the Summary Compensation Table. They include the following current and former officers:
•Rory Read, Chief Executive Officer
•Alan Masarek, former Chief Executive Officer
•Timothy Shaughnessy, Interim Chief Financial Officer
•David T. Pearson, former Chief Financial Officer
•Rodolpho Cardenuto, President, Applications Group
•Omar Javaid, President, API Platform Group
•Sagi Dudai, Chief Technology Officer

For the 2020 compensation period, we are reporting seven named executive officers based on transitions of our CEO and CFO during the fiscal year. On January 13, 2020, we announced that Mr. Pearson planned to retire. He served as the Chief Financial Officer though August 15, 2020 and was succeeded by Mr. Shaughnessy on an interim basis. On January 29, 2021, Stephen Lasher was appointed as the Company's Chief Financial Officer. Mr. Shaughnessy remained as the Company's Interim Chief Financial Officer through February 28, 2021 for transition purposes. Effective June 30, 2020, Mr. Masarek left the Company and was succeeded by Mr. Read.

For information regarding termination payments, see "Potential Payments Upon Termination of Employment or Change-in-Control," below

Shareholder Outreach and Results of the 2020 Say-on-Pay Voting Results
At our 2020 annual meeting, shareholders approved our Say-on-Pay vote with 90.2% support.
Vonage and its Board take shareholder feedback seriously, and recently incorporated shareholder feedback in the review of our compensation programs and in our Board refreshment process. In light of discussions with our shareholders and in response to our say-on-pay support in 2020, we maintained the following key attributes in our 2021 executive compensation program:
•Continued to include a financial performance metric that accounts for 25% of our performance-based stock awards that we believe fosters greater alignment between rewards and profitable multi-year Vonage Communication Platform service revenue and Adjusted EBITDA* (as defined below) growth (remaining 75% continues to be based on relative Total Shareholder Return (TSR)).
•We maintained the weighting of stock awards to all executive officers at 60% performance-based awards in furtherance of our pay-for-performance philosophy.
We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2020 compensation of our NEOs.
2020 Performance
Our fiscal 2020 financial performance served as a key factor in determining compensation for 2020. In 2020, our management team continued to successfully pivot to cloud communications for the business market and drove business revenues to record levels. The team accomplished these results while also optimizing the profitability of our consumer services business. Building on the momentum of previous years, Vonage delivered strong financial and operational results in 2020, as follows:

•Delivered total revenues of $1,248 million, an increase from $1,189 million in the prior year, and our sixth consecutive year of consolidated revenue growth.
•Grew Vonage Business revenue 14% to $915 million, up from $804 million in 2019.
•GAAP Net Loss was $36 million or ($0.15) Per Share on a diluted basis, and Net Income, excluding adjustments*, of $44 million or $0.17 Per Share on a diluted basis.
•Achieved Adjusted EBITDA* of $170 million.
•Produced net cash provided by operating activities of $84 million, and Free Cash Flow* of $31 million, our tenth consecutive year of positive Free Cash Flow*.

*Adjusted EBITDA, GAAP net income (loss) excluding adjustments, and free cash flow are non-GAAP financial measures. We define adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs, restructuring activities, and other non-recurring items. We define adjusted net income (loss), as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation, restructuring costs, other non-recurring items and tax effect on adjusting items. We define free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets. Please refer to Appendix A for reconciliations of: (1) adjusted EBITDA to GAAP net income (loss), (2) net income excluding certain adjustments to GAAP net income (loss), and (3) free cash flow to GAAP cash provided by operating activities.
2020 Executive Compensation Program Outcomes

Despite our strong performance in 2020, the Company did not achieve the ambitious target level of performance on the measures used to assess annual corporate performance (which included business services revenue, consolidated EBITDA, and customer satisfaction). Consequently, the annual performance-based executive compensation program delivered below-target payouts to our named executives for 2020. However, the Company made significant progress on business revenue and customer satisfaction, improving our performance over both 2019 actual and target results.

For performance grants made in 2018 to our NEOs, at the end of 2020, the Company's three-year cumulative TSR was approximately 19%, which ranked at the 44nd percentile of the performance peer group and resulted in the vesting of 86% of the target number of shares awarded.

Compensation and Governance Matters
Our compensation committee reviews our compensation programs, technology company data and best practices in the executive compensation area annually to determine whether changes should be made to address the objectives described below. We continue to believe that our current structure helps to align executive and shareholder interests while providing performance and retention incentives in a competitive compensation package.
We have adopted compensation practices and policies that our Board believes advance our compensation objectives, including:

	Things We Do	Summary
✓	Emphasize Pay for Performance	We link our named executive officers’ incentive compensation to our financial performance and the attainment of specified goals that drive shareholder value.
✓	Retain an Independent Compensation Consultant
Our compensation committee uses an independent compensation consultant to advise the committee on its oversight of our compensation program. The compensation consultant does not provide services to management.

✓	Grant Performance-Based Equity
We award a significant portion of our long-term incentive compensation in the form of performance-based restricted stock units. The number of units actually earned is determined at the end of the three year period based on company performance.

✓	Maintain Robust Stock Ownership Guidelines	Our stock ownership guidelines require that our CEO maintain a stock ownership level equal to 5x base salary and that our other NEOs maintain a stock ownership level equal to 3x base salary.
✓	Maintain Incentive Compensation Recovery Policy
Our Incentive Compensation Recovery Policy permits the Company to recoup from a covered officer (including NEOs) excess compensation and to recover improper gains in the event of a material restatement of the Company's financial results caused by the misconduct of the covered officer.

✓	Incorporate Best Practices in our Incentive Compensation Plan	Our 2015 Equity Plan includes several provisions that are protective of our shareholders, including annual award limitations, and minimum vesting and exercise price provisions.
✓	Have "double-trigger" vesting of equity awards upon a change-in-control	Our 2015 Equity Plan includes "double trigger" vesting upon a change-in-control. Our compensation committee has discretion whether to accelerate vesting upon a change of control.

	Things We Don't Do	Summary
x	Use Stock Options in our Long-Term Incentive Program	We do not provide annual long-term incentive compensation in the form of stock options. Stock options are available for promotion, special, or new hire grants.
x	Allow the repricing of options or "evergreen" share counting under our 2015 Equity Plan	Our 2015 Equity Plan contains prohibitions on evergreen provisions, and a prohibition on the repricing of options.
x	Permit Hedging of Company Stock
Our securities trading compliance policy prohibits any director, officer or employee from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities.

x	Permit Pledging of Company Stock	Our securities trading compliance policy prohibits any director, officer or employee, except in limited circumstances, from directly or indirectly pledging Vonage securities.
x	Pay Excise Tax Gross-ups Upon Change of Control.	Our 2015 Equity Plan does not allow for the payment of excise tax gross-ups upon a change of control.
x	Provide Material Perquisites to our NEOs.	We only provide minimal perquisites deemed necessary to support greater efficiency in how our executives work for us.

2020 Executive Compensation Program

The 2020 compensation for our executive officers was designed to meet the following objectives:
•Provide competitive compensation in order to attract, retain, and motivate highly-skilled executives. We refer to this objective as “competitive compensation.”
•Reinforce the importance of meeting and exceeding identifiable and measurable goals, while not encouraging our management to take unreasonable risks. We refer to this objective as “performance incentives.”
•Provide opportunities for our executive officers to acquire meaningful equity ownership that will encourage the creation of shareholder value. We refer to this objective as “alignment with shareholder interests.”
•Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”
The principal components of 2020 compensation were as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation

Annual Cash Bonus	Performance Incentives Competitive Compensation

Long-Term Incentives	Retention Incentives Alignment with Shareholder Interests Performance Incentives Competitive Compensation

When reviewing the compensation program, our compensation committee, with the assistance of an independent compensation consultant, considers the impact of the compensation program on Vonage's risk profile. Our compensation committee believes that our compensation program has been structured to provide strong incentives for executives to appropriately balance risk and reward. See also “Impact of Compensation Policies on Risk Management” above.

Engagement of Compensation Consultant
The compensation committee has the authority to engage its own independent consultants, counsel and other advisors to assist in carrying out its responsibilities under its charter. The compensation committee retained Meridian Compensation Partners, LLC, an independent compensation consultant, as described in further detail under “Compensation Committee” above, to advise the committee in connection with its oversight of our compensation program for 2020.
Our management, aided by our human resources and finance departments, and eConsultingNetwork, a compensation consultant retained by management, provided statistical data and survey information to the compensation committee to assist it in determining 2020 compensation levels. The compensation committee considered various factors, including the factors set forth in SEC rules, and determined that the services provided by eConsultingNetwork in 2020 did not raise any conflicts of interest. While the compensation committee utilized this information and valued management's observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the compensation committee in consultation with the committee's own compensation consultant.
Determination of Competitive Compensation
As part of our annual process for assessing the competitiveness of executive compensation, we compare the compensation of our executives to survey data. For 2020 pay decisions, we used the following data sources:
•2019 Radford Global Technology Survey - Communications/Internet/Software (revenue $0.5B - $3.0B).
•2019 Equilar Top 25 Survey - Internet Services, Software, Technology, (revenue $0.5B - $3.0B).
Because the compensation committee was seeking survey data covering a broad range of companies meeting the revenue and industry criteria set forth above, the compensation committee did not focus on the individual companies included in the survey data. We refer to the data sources described above as the “market sample.”
We placed equal weight on each survey source. We believe that communications, software, internet companies, and technology companies in general with comparable revenues represent an appropriate comparison group for our executives because they are the companies against which we are most likely to compete for executive talent. The comparative analysis described above provides only guidelines, and we do not follow them rigidly.

Employment Arrangements with our Named Executive Officers
In connection with the recruitment and appointment of Mr. Read as our new CEO, we and Mr. Read entered into an employment agreement that provides the following compensation:
•Annual base salary of $850,000, annual target bonus of 125% of his base salary (for 2020, Mr. Read received a minimum cash bonus of 125% of his salary)
•Sign-on cash bonus of $3 million, subject to a two-year pro-rated clawback for termination for "Cause" and resignation without "Good Reason"
•Sign-on time based restricted stock units of one million shares, subject to three-year equal vesting

•Annual time based restricted stock units of 520,000 shares, subject to three-year equal vesting, and an annual award of performance based restricted stock units with a target of 780,000 shares
◦These shares are intended to cover annual awards for 2020 and 2021. Mr. Read will not be eligible to receive any additional equity grants until the 2022 annual grant cycle.
In connection with his appointment, Mr. Read purchased 400,000 shares of Vonage common stock in the open market.
Mr. Read's retention was the culmination of a process conducted by our Board of Directors. After considering a diverse candidate pool, the Board oversaw extensive negotiations, on an arms-length basis, with Mr. Read. As noted above under the section "Board - Who We Are," Mr. Read.has more than three decades of global technology industry experience. Based on his tenure and proven leadership, the Board determined that Mr. Read was the ideal CEO to drive Vonage into its next era of growth, leveraging his significant expertise to further transform the business and position the Company to create substantial shareholder value. Based on these considerations, the Board concluded that it was appropriate to approve the compensation outlined above.
Our other NEOs' 2020 compensation was also governed in part by the terms of employment arrangements. Further information on all NEO employment arrangements are described in detail below under “Potential Post-Employment Payments - Employment and Related Agreements."

Salaries
Our other NEOs' did not receive a salary increase in 2020. The salaries of our named executive officers for 2020 were as follows:

Name	2019 Salary	2020 Salary
Rory Read (1)	$—	$850,000
Alan Masarek (2)	$875,000	$875,000
Tim Shaughnessy (3)	$—	$—
David T. Pearson (4)	$529,500	$529,500
Rodolpho Cardenuto (5)	$—	$500,000
Omar Javaid	$425,000	$425,000
Sagi Dudai (6)	$418,697	$425,000

(1) Joined the Company in July 2020.
(2) Employment ended in June 2020.
(3) Joined the Company in August 2020 as the interim CFO through February 2021. Mr. Shaughnessy received a fixed payment of $300,000 per month and was not eligible to receive incentive compensation.
(4) Retired from the Company in August 2020.
(5) Joined the Company in January 2020.
(6) Converted Israeli currency into U.S. dollars using average exchange rate.

Annual Cash Bonuses
When determining the annual cash bonuses of our executive officers, the compensation committee reviews achievement of objective performance criteria. The compensation committee may also consider discretionary factors relating to the executive's individual performance. For 2020, the target bonus opportunity percentages for the participating named executive officers were as follows:

Name	Target Percentage of Base Salary
Rory Read	125%
Alan Masarek	125%
Tim Shaughnessy (1)	—%
David T. Pearson	100%
Rodolpho Cardenuto	100%
Omar Javaid	75%
Sagi Dudai	60%
(1) As interim CFO, Mr. Shaughnessy did not participate in the 2020 bonus program.
There were three metrics applicable to all participants in the 2020 bonus program: Business Service Revenue, Net Promoter Score, and Consolidated Adjusted EBITDA ("AEBITDA") less Capex and Transformation. The weighting of these metrics were as follows:

Corporate Metrics	Weighting
Business Service Revenues	70% of target bonus
Net Promoter Score	5% of target bonus
Consolidated AEBITDA less Capex and Transformation	25% of target bonus
•Business Service Revenues includes revenues from the Vonage Communications Platform (UCaaS, CCaaS, and API service offerings).
•Net Promoter Score ("NPS") measures the satisfaction of our business segment customers.
•Consolidated AEBITDA less Capex and Transformation is a non-GAAP measure. Consolidated AEBITDA is calculated as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation, restructuring costs and other non-recurring items. Consolidated AEBITDA less Capex and Transformation is calculated as Consolidated AEBITDA less payments for capital expenditures, intangible assets, acquisition and development of software assets, and costs to implement cloud computing arrangements.
Each metric has a minimum, target, and maximum performance level that would result in certain payments of the weighted target bonus for the metric. No payment is made for performance below the minimum performance level.
The following table shows the performance levels upon which minimum, target, and maximum bonuses would have been paid, the payout percentages associated with those performance levels, and the actual 2020 performance for the metrics.

(amounts in thousands)	2020
Performance Measure	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	Actual Performance	Weighted Attainment	Attainment
Business Service Revenues (1)	70.0%	$854,000	$880,000	$897,000	$857,000	39.6%	22.9%
NPS	5.0%	21	23	26	25	167.0%	8.3%
Consolidated AEBITDA less Capex and Transformation	25.0%	$81,000	$89,000	$101,000	$101,000	199.0%	49.8%
Total Bonus Payout	100.0%						81.0%
(1) A discretionary adjustment was made to Business Service Revenues to reduce performance associated with certain trading revenues.

Rationale For Performance Measures
2020 performance targets reflect the Company's continued pivot towards the cloud communications for business markets. For 2020:
•Business Service Revenues represent 70% of overall performance weighting, reflecting the Company's desire to increase focus on business service revenues to align with the Company's overall strategy;
•NPS measures customer satisfaction within our business segment based on a satisfaction score that is weighted by revenue, reflecting the Company's focus on improving customer experience; and
•Consolidated AEBITDA less Capex and Transformation reflects the Company's overall desire to increase profitability on a consolidated basis despite declining consumer revenue.

Calculation of Annual Cash Bonus Awards
The annual cash bonus awards are calculated by multiplying the total bonus achievement percentages by the executive's target bonus. As shown above, the annual cash bonus payout to our NEOs with respect to the three metrics was 81.0%.
Annual Cash Bonus Payouts 2020

Name	Total 2020 Bonus Award	Total 2020 Award as Percentage of Target Bonus
Rory Read (1)	$1,062,500	100.0%
Alan Masarek	$442,969	81.0%
Tim Shaughnessy (2)	$—	—%
David T. Pearson (3)	$466,352	88.1%
Rodolpho Cardenuto	$420,577	81.0%
Omar Javaid	$268,118	81.0%
Sagi Dudai	$219,162	81.0%

(1) Pursuant to his employment agreement dated June 5, 2020, Mr. Read received the minimum annual cash bonus for the 2020 bonus program.
(2) As interim CFO, Mr. Shaughnessy did not participate in the 2020 bonus program.
(3) Pursuant to his letter agreement dated May 19, 2020, Mr. Pearson received a bonus equal to (a) 37.5% of his target bonus opportunity at full payout, plus (b) 62.5% of his target bonus opportunity at the 2020 achievement percentage.

These payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentives
2020 LTI Program

We award a significant portion of our long-term incentive compensation in the form of performance-based restricted stock units. The number of units actually earned will be determined at the end of the three-year performance period based on financial performance and relative total shareholder return performance. By linking a significant portion of our long-term incentives to three-year performance goals, we more closely align our NEOs' incentives with our strategic strategic priorities and long-term interests of shareholders.

2020 LTI Program
Award Type	% of Award	Vesting
Performance-based RSUs	60%	3 year cliff
Time-based RSUs	40%	Equal 3 year increments

We believe that our long-term compensation program elevates the link between pay and performance for our NEOs and closely aligns the interests of management and our shareholders. Performance RSUs are granted subject to the following terms:

•The number of performance RSUs granted is based on a target value determined by the compensation committee.
•For 2020, the number of performance RSUs actually earned were based on two metrics:
◦25% of the award will be determined by Vonage's performance on the sum of business service revenue growth and consolidated AEBITDA margin (also called "Rule of 40")
◦75% of the award will be determined by Vonage's relative "Total Stockholder Return"( TSR) performance measured against a defined performance group consisting of technology companies we consider to be similar to Vonage, as discussed below. TSR is the percentage growth in stock price over the performance period, plus dividends and adjusted for events such as stock splits. Vonage's TSR performance will be ranked against the other companies in the performance group.
•Performance is measured over a three-year performance period.
•The actual number of shares received at the end of the performance period can range from 0-200% of the target number of shares, based on the Company's performance during the performance period, as follows.

TSR Payout Schedule
Percentile Ranking			% of Target Earned
Greater than		80%			200%
50%	—	80%	100%	—	200%
30%	—	50%	50%	—	100%
Less than		30%			0%
•Payouts are based on ranking results with linear adjustment between percentile ranks in the chart above. For example, achievement of the 65th percentile would result in 150% of the target number of shares being issued at the end of the performance period and achievement of the 40th percentile would result in 75% of the target number of shares being issued at the end of the performance period.

•TSR payouts are capped at 100% (target) if the Company's TSR performance is negative at the end of the performance cycle, even if the Company's relative TSR performance would have produced a higher payout.
In addition, we believe that the inclusion of the Rule of 40 metric aligns with our business strategy and requires our executives to continue improving business performance. We will provide additional detail on the results of the 2020 LTI Program, including the Rule of 40 payout schedules, following certification by the compensation committee.
Our TSR performance group for 2020 awards was based on companies included in our prior period performance group, with modifications approved by our compensation committee to improve relevance to our business. As discussed below, these modifications included (1) the removal of some traditional telephone companies and (2) the addition of companies in the communications or software-as-a-service sectors. Our performance group for 2020 was set as follows:

8x8, Inc.	NICE Systems, Inc. Ltd.
Adobe Inc.*	Nuance Communications
Akamai Technologies*	Ooma, Inc.
Avaya Holdings Corp.	Palo Alto Networks
Atlassian, Inc.*	Paylocity Holdings
Bandwidth Inc.	PTC Inc.*
Cisco Systems	RingCentral, Inc.
eGain Corporation	Sinch*
EnvestNet*	Smartsheet Inc*
Everbridge, Inc.*	Splunk Technology*
Five9, Inc.	Teletech Holdings
Intuit Inc.*	Twilio Inc.
j2 Global, Inc.	Verient Inc.
LivePerson, Inc.	Zendesk, Inc.
Mimecast Limited*	Zoom Video Communications, Inc.*
*Companies that are new to the List for 2020 awards.
The following companies were removed from the list for 2020 awards: Altice USA, CenturyLink, Inc., CLX Communications, Cogent Communications, Comcast Corporation, Fusion Connect, GTT Communications, IDT Corporation, Iridium Communications, LogMein, Inc., Telephone and Data Systems, Inc., Verizon Communications, and Windstream Holdings as they are less relevant to our direct business competition or are no longer public companies.
We annually evaluate our performance group to ensure its rigor, as reflected by the inclusion of high performing technology and software-as-a-service peers.

Vesting of Prior LTI Awards
In 2020, awards made to our executives under the Company's 2018 LTI Program vested based upon Company TSR performance against the peer group over the three-year period from 2018-2020. To smooth the impacts of short-term price fluctuations in our stock price and provide a more appropriate long-term award result, we use averaging at the beginning and end of our performance period to compute our TSR as well as the TSR for each of the performance peers. For the beginning of period price, we average the closing price of each Company's stock for the 60 days straddling the first day of the performance period. For the end of period price of each Company, we average the final 60 trading days of the performance period. Dividends paid by companies in the peer group are assumed to be reinvested as of the ex-dividend date.
Using this methodology, our TSR performance for the 2018-2020 performance period was 19.20%, ranking at the 44th percentile, and equating to a 86.11% payout under the terms of the 2018 LTI Program. Our Named Executive Officers received the following shares in connection with this performance:

Name	Shares Issued Upon Vesting of 2018 LTI Awards
Rory Read (1)	—
Alan Masarek	242,563
Tim Shaughnessy (2)	—
David T. Pearson	80,853
Rodolpho Cardenuto (1)	—
Omar Javaid	40,426
Sagi Dudai	32,341
(1) Mr. Read and Mr. Cardenuto joined the Company in July 2020 and January 2020, respectively, and did not receive the grant of PRSUs for the 2018-2020 performance period.
(2) Mr. Shaughnessy was hired as the interim CFO from August 2020 through February 2021 and did not received any equity grants in connection with his role.

2020 Annual Equity Grants

    In 2020, the compensation committee approved performance and time-based restricted stock unit grants to our executive officers as part of the annual LTI program based on corporate performance, competitive data for the market sample, the level of the individual's responsibility, and individual contributions to Vonage. The compensation committee also considered the recommendations of our Chief Executive Officer for the other executive officers then employed by us. The number of time-based RSUs and performance-based RSUs were based on a target value determined by the compensation committee, divided by the 20-day average price of our common stock leading up to the date of grant.

The named executive officers received the following equity awards in 2020 under the annual LTI program:

Name	Number of Time-based Restricted Stock Units	Target Number of Performance-based Restricted Stock Units
Rory Read(1)	520,000	780,000
Alan Masarek	171,037	513,112
Tim Shaughnessy (2)	—	—
David T. Pearson (3)	—	—
Rodolpho Cardenuto	97,035	208,665
Omar Javaid	68,415	216,647
Sagi Dudai	168,757	82,098

(1) Represents two years of awards under the LTI program. Mr. Read will not be eligible to any additional equity grants until the 2022 annual grant cycle.
(2) Mr. Shaughnessy was hired as the interim CFO from August 2020 through February 2021 and did not received any equity in connection with his role.
(2) On January 13, 2020, Mr. Pearson announced his plan to retire in May 2020 and did not receive any equity grants in 2020. His last date of employment was later extended to August 15, 2020.
Stock Ownership Guidelines for Executives
Our compensation committee and Board of Directors have adopted stock ownership guidelines for our named executive officers and certain other covered executives. They believe that these requirements help ensure alignment of executive interests with shareholder interests and promote a focus on long-term growth. The following table shows the stock ownership levels required for our named executive officers, which are measured on a quarterly basis:

Name	Stock Ownership Level
Rory Read	5.0x base salary
Alan Masarek	5.0x base salary
Tim Shaughnessy (1)	Not applicable
David T. Pearson	3.0x base salary
Rodolpho Cardenuto	3.0x base salary
Omar Javaid	3.0x base salary
Sagi Dudai	3.0x base salary

(1) Mr. Shaughnessy did not receive in any equity grants during his service and was not required to comply with the stock ownership guidelines.

Shares counted in assessing compliance with the guidelines include shares owned outright and the in-the-money value of vested stock options. While there is no specific time period required to achieve these guidelines, each covered executive must retain 50% of net stock options exercised or stock delivered from vested restricted stock units until the guidelines are met. Executives may be exempted from the guidelines and/or the retention requirement due to financial hardship as determined by the compensation committee in its discretion. During 2020, Mr. Masarek, Mr. Pearson, Mr. Javaid, and Mr. Dudai maintained the ownership threshold.
Benefits and Perquisites
For 2020, Mr. Masarek received a monthly housing and commuting allowance while he was employed with us. We have also taken steps to ensure executives’ continued health and ability to render services to the Company through an annual physical program. Our incremental costs for the perquisites described above are shown in note 6 to the Summary Compensation Table.
We also maintain a 401(k) savings plan, which is a tax-qualified defined contribution plan available to all of our employees. All of our NEOs participated in the plan in 2020, except for Mr. Javaid and Mr. Dudai. In 2020, we provided a matching contribution equal to 50% of each dollar contributed by a participant, up to a maximum contribution of $6,000. The matching contributions vest after one year following the date of employment. Employee and matching contributions are based on compensation up to annual limits established under the Internal Revenue Code (the eligible compensation limit was $285,000 in 2020). Our matching contributions for the participating named executive officers are shown in note 6 to the Summary Compensation Table. We do not provide any supplemental retirement benefits.
Equity Grant Practices
The compensation committee approves all equity grants to executive officers and ratifies all other new hire and promotion equity grants made on a quarterly basis. In February of each year, the compensation committee considers annual equity grants. The compensation committee's practice is to approve annual equity grants effective on the first trading day on or after March 15.
In addition, the compensation committee delegated to our Chief Executive Officer the ability to make equity grants aggregating up to 400,000 shares of common stock in each quarter for employees that are not executive officers. These awards may not exceed 50,000 shares in each quarter to any individual employee.
For special grants, equity is granted on the first trading day of the month immediately following the month in which the equity grant is approved. For newly hired or promoted employees, restricted stock units are generally granted on the first trading day of the month immediately following the month in which the employee commences employment with us or the promotion is effective. In addition, we do not time equity grants to coincide with the release of material non-public information about Vonage.
Post-Employment Compensation
We have benefit plans, employment and letter agreements, and other arrangements for our named executive officers that provide special benefits upon certain types of termination events. The employment agreements and letter agreements provide financial security in the event the executive officer's employment is terminated without cause or his or her responsibilities are significantly diminished. The agreements also provide clear statements of the rights of the executive officers and protect them against an unfavorable change in employment terms. Absent these provisions, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security as a result of changes to our Company or in the event of a change in control. None of our current executives is entitled to an excise tax gross up upon a change in control. In addition, all equity grants made to current executives require a “double trigger” (both a change in control and termination) for payout or accelerated vesting to occur.
We believe that our change in control benefits provide appropriate incentives for the executive officers to cooperate in negotiating any change in control of Vonage without regard to the potential effect on their positions. See “Potential Post-Employment Payments” for further information regarding change in control and termination benefits under the arrangements.

Clawback, Anti-Hedging and Anti-Pledging Policies
Incentive Compensation Recovery Policy
The Company has put in place an Incentive Compensation Recovery Policy for incentive awards paid to executive officers. The policy is triggered in the event of a material restatement of the Company's financial results (other than as a result of a change in accounting rules, principles or interpretations) caused or substantially caused by the misconduct of the covered officer (including our NEOs). If triggered, the compensation committee may seek to recoup the portion of cash and equity based incentive awards paid or awarded to the covered officer in excess of the awards that would have been paid or awarded based on the restated financial results to the extent permitted by applicable law. In the case of equity awards that vested based on the achievement of financial results that were subsequently modified, the compensation committee and Board may also seek to recover improper gains from the sale or disposition of vested equity awards.
Hedging and Pledging
The Company's securities trading compliance policy contains prohibitions against certain types of stock-related transactions. The policy prohibits any director, officer or employee from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities, including short selling techniques, “sales against the box”, puts, calls and other derivative securities, prepaid variable forwards, equity swaps, collars, exchange funds and forward sale contracts.
In addition, except in limited circumstances, no director or officer or employee may, directly or indirectly, pledge a significant amount of Vonage securities. The restrictions include the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default.
Company Tax and Accounting Issues
Deductibility of Executive Compensation
As a result of the Tax Cuts and Jobs Act, enacted on December 22, 2017, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible for tax purposes. However, the Committee believes that shareholder interests are best served by maintaining flexibility to deliver appropriate levels of compensation even if such compensation is nondeductible.
Share-Based Compensation
We account for compensation expense from our stock awards in accordance with the "Compensation - Stock Compensation Topic" of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (5)	Stock Awards (6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation(8)	Total
Rory Read Chief Executive Officer (1)	2020	$434,808	$3,000,000	$24,546,250	$1,062,500	$6,000	$29,049,558

Alan Masarek Former Chief Executive Officer	2020	$461,057	$—	$5,018,661	$442,969	$2,003,946	$7,926,633
	2019	$875,000	$—	$7,410,982	$886,703	$66,637	$9,239,322
	2018	$875,000	$73,828	$7,304,785	$776,563	$68,205	$9,098,381

Tim Shaughnessy Chief Financial Officer (2)	2020	$1,200,000					$1,200,000

David T. Pearson Former Chief Financial Officer	2020	$346,211	$—	$—	$466,352	$16,000	$828,563
	2019	$529,500	$—	$2,638,459	$435,090	$16,000	$3,619,049
	2018	$529,500	$35,741	$2,365,240	$381,240	$16,000	$3,327,721

Rodolpho Cardenuto President, Applications Group (3)	2020	$519,231	$300,000	$2,307,421	$420,577	$6,000	$3,553,229

Omar Javaid President, API Platform Group	2020	$441,346	$—	$2,094,209	$268,118	$11,500	$2,815,173
	2019	$420,192	$—	$3,798,949	$250,991	$17,500	$4,487,632
	2018	$400,000	$16,200	$1,182,620	$172,800	$17,400	$1,789,020
		$400,000	$16,200	$1,182,620	$172,800	$17,400
Sagi Dudai Chief Technology Officer (4)	2020	$425,080	$—	$1,724,857	$219,162	$—	$2,369,099
	2019	$496,158	$—	$1,199,300	$199,196	$1,356	$1,896,010
 ________________
1.Mr. Read joined the Company in July 2020 as the CEO. Mr. Read was granted a one time 1,000,000 sign-on restricted stock unit award which vests on the first, second, and third anniversary of his employment.
2.Mr. Shaughnessy joined the Company in August 2020 as the interim CFO.
3.Mr. Cardenuto joined the Company in January 2020 as the president of the Applications Group.
4.Mr. Dudai's salary and bonus is paid in Israeli New Shekel and has been converted to United States Dollars using the average exchange rate during the year ended December 31, 2020 and 2019.
5.Reflects sign-on cash awards made to Mr. Read and Mr. Cardenuto.
6.Stock awards consist of performance-based and time-based restricted stock units. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC 718”) by multiplying the number of shares of restricted stock awarded by the closing price of our common stock on the date of grant and based upon, where applicable, the probable outcome of performance conditions. Refer to “Compensation Discussion and Analysis—Long-Term Incentives” for additional information. The grant-date fair value of the stock-based awards will likely vary from the actual amount the named executive officer receives. Actual gains, if any, on shares acquired upon vesting of units are dependent on other factors, including the unit holders' continued employment with us through the vesting period, the achievement of any applicable operating and financial performance conditions, the future performance of our common stock, and overall stock market conditions. There can be no assurance that the values reflected in this table will be achieved. Performance-based restricted stock unit values are based upon achievement of target performance levels. If maximum performance were achieved under 2020 performance-based restricted stock awards, the total value of 2020 stock awards for participating executives would be as follows: Mr. Read $18,388,500, Mr. Masarek $7,806,999, Mr. Javaid $3,296,286, Mr. Cardenuto $3,174,841, and Mr. Dudai $1,249,123. Approximately $3,252,914 of Mr. Masarek's' performance-based restricted stock was forfeited upon his termination on June 30, 2020.

7.The amounts in this column represent total performance-based bonuses earned for services rendered during 2018, 2019, and 2020. These bonuses were based on our operating and financial performance. The bonuses earned in 2018, 2019, and 2020, as applicable, were paid in the first quarter of the subsequent year. Please see the section titled “Annual Cash Bonuses” in the Compensation Discussion and Analysis for more information regarding our annual cash bonus for 2020.
8.The amounts in this column consist of the following:

Name	Year	401(k) Match	Executive Physical Program, HSA Employer Contributions and Sick Pay	Housing/Relocation	Severance	Travel Expense/Reimbursement	Total
Rory Read	2020	$6,000	$—	$—	$—	$—	$6,000
Alan Masarek	2020	$6,000	$4,500	$19,563	$1,968,750	$5,133	$2,003,946
Tim Shaughnessy	2020	$—	$—	$—	$—	$—	$—
David T. Pearson	2020	$6,000	$10,000	$—	$—	$—	$16,000
Rodolpho Cardenuto	2020	$6,000	$—	$—	$—	$—	$6,000
Omar Javaid	2020	$—	$11,500	$—	$—	$—	$11,500
Sagi Dudai	2020	$—	$—	$—	$—	$—	$—

Grants of Plan-Based Awards—2020

Name (1)	Grant Date	Date of Corporate Action	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Rory Read	7/1/2020	6/5/2020							1,520,000	$15,352,000
	7/1/2020	6/5/2020				390,000	780,000	1,560,000		$9,194,250
	7/1/2020	6/5/2020	$1,062,500	$1,062,500	$2,125,000
Alan Masarek	3/15/2020	2/11/2020							171,037	$1,115,161
	3/15/2020	2/11/2020				256,556	513,112	1,026,224		$3,903,500
	3/15/2020	2/11/2020	$546,875	$1,093,750	$2,187,500
David T. Pearson	3/15/2020	2/11/2020							—	$—
	3/15/2020	2/11/2020				—	—	—		$—
	3/15/2020	2/11/2020	$264,750	$529,500	$1,059,000
Rodolpho Cardenuto	3/15/2020	11/20/2019							97,035	$720,000
	3/15/2020	11/20/2019				104,333	208,665	417,330		$1,587,421
	3/15/2020	11/20/2019	250,000	500,000	1,000,000
Omar Javaid	3/15/2020	2/11/2020							68,415	$446,066
	3/15/2020	2/11/2020				108,324	216,647	433,294		$1,648,143
	3/15/2020	2/11/2020	$159,375	$318,750	$637,500
Sagi Dudai	3/15/2020	2/11/2020							168,757	$1,100,296
	3/15/2020	2/11/2020				41,049	82,098	164,196		$624,561
	3/15/2020	2/11/2020	$127,500	$255,000	$510,000

(1)Mr. Shaughnessy was hired as the interim CFO from August 2020 through February 2021 and did not received any equity grants in 2020. Mr. Pearson announced his retirement in January 2020 and did not receive any equity grants in 2020.
(2)As discussed in the Compensation Discussion and Analysis, the annual cash bonus awards are attributable to operating and financial measures. The amount shown in the “Target” column represents a payout at the target bonus percentage for each named executive officer's base salary. The amount shown in the “Threshold” column represents the amount payable if only the minimum level of Company performance was attained for each metric applicable to the executive, which is 50% of the target amount shown above. If performance did not meet the minimum level of performance for any metric, then no bonus would have been paid. The amount shown in the “Maximum” column represents the amount payable if the maximum level of Company performance was attained for all metrics applicable to the executive, which is 200% of the corporate metrics.
Please see the section titled “Annual Cash Bonuses” in the Compensation Discussion and Analysis for additional information including the minimum threshold, target, and maximum level of performance for each performance measure, the calculation of the award payable based upon actual performance in 2020, the amount of the award and award as a percentage of the target award opportunity, and adjustments.
The annual cash bonus payments to our NEOs under our bonus plan for 2020 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3) Amounts in this column represent performance-based restricted stock units granted under our 2015 Plan. The performance restricted stock units vest on a three-year cliff basis. The number of units actually earned will be determined after the end of the three-year performance period and can range from 0-200% of the target number of shares, based on the Company's Rule of 40 and TSR performance during the three-year performance period. Please see the section titled “Long-Term Incentives” in the Compensation Discussion and

Analysis for additional information. For Mr. Masarek, his performance restricted stock units of 427,593 were forfeited upon his termination from the Company on June 30, 2020.
(4) Amounts in this column represent restricted stock units granted under our 2015 Plan. Generally, the restricted stock units granted under the 2015 Plan vest in equal annual installments on the first through third anniversaries. Please see the section titled “Potential Post-Employment Payments—Employment and Related Agreements” for a discussion of the acceleration of vesting of our restricted stock units in certain circumstances, including upon a change in control. For Mr. Masarek, his RSU grants of 171,037 shares were forfeited upon his termination from the Company on June 30, 2020.
(5) The value of a stock award or option award represents the grant-date fair value calculated in accordance with FASB ASC 718. Stock awards consist only of restricted stock units. Actual gains, if any, on shares acquired upon vesting of restricted stock units or option exercises are dependent on other factors, including the holder's continued employment with us through the vesting period or option exercise period, the outcome of any performance conditions, the future performance of our common stock, and overall market conditions. There can be no assurance that the values reflected in this table will be achieved.

Outstanding Equity Awards at Fiscal Year-End—2020

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1)		Market Value of Shares or Units of Stock that Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Rory Read				1,000,000	(3)	$12,880,000
				520,000	(4)	$6,697,600
							780,000	(11)	$10,046,400
Alan Masarek							179,820	(12)	$2,316,082
							85,519	(11)	$1,101,485
David T. Pearson	750,000	$6.45	2/15/2022
Rodolpho Cardenuto				97,035	(5)	$1,249,811
							208,665	(11)	$2,687,606
Omar Javaid				15,650	(6)	$201,572
				49,950	(7)	$643,356
				174,216	(8)	$2,243,902
				68,415	(9)	$881,185
							74,925	(12)	$965,034
							216,647	(11)	$2,790,413
Sagi Dudai				12,520	(6)	$161,258
				33,300	(7)	$428,907
				54,732	(9)	$704,948
				114,025	(10)	$1,468,642
							49,950	(12)	$643,356
							82,098	(11)	$1,057,422

(1)Please see the section titled “Potential Post-Employment Payments—Employment and Related Agreements” for a discussion of the acceleration of our option and stock awards upon a change in control.
(2)Based on the closing price of our common stock as of December 31, 2020 of $12.88, as reported on the Nasdaq Stock Market.
(3)The restricted stock units vest in equal annual installments on the first through third anniversaries of July 1, 2020.
(4)The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2020.
(5)The restricted stock units vest in equal annual installments on the first through third anniversaries of January 2, 2020.
(6)The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2018.
(7)The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2019.
(8)The restricted stock units vest in equal annual installments on the second and the third anniversaries of May 15, 2019.

(9)The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2020.
(10)The restricted stock units vest in equal annual installments on the second and third anniversaries of March 15, 2020.
(11)The restricted stock units vest upon the satisfaction of certain performance criteria based upon Company performance from January 1, 2020 through December 31, 2022.
(12)The restricted stock units vest upon the satisfaction of certain performance criteria based upon Company performance from January 1, 2019 through December 31, 2021.

Option Exercises and Stock Vested—2020

	Option Awards		Stock Awards
Name (1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Alan Masarek	2,700,000	$21,914,147	676,218	$5,408,754
David T. Pearson			722,314	$6,249,070
Omar Javaid			122,378	$954,738
Sagi Dudai			62,381	$470,435
  ______________

(1)Mr. Read joined the Company in July 2020 as the CEO and did not have any equity grants prior to 2020. Mr. Shaughnessy served as the Company's interim CFO from August 2020 through February 2021 and did not received any equity grants in 2020. Mr. Cardenuto joined the Company in January 2020 as the president of the Applications Group and did not have any equity grants prior to 2020.
(2)Value realized upon exercise or vesting is based on the closing sales price of our common stock on the Nasdaq Global Select Market on the applicable exercise or vesting date.

Potential Post-Employment Payments
The following are descriptions of our employment arrangements with our named executive officers. The table following the description of our employment arrangements quantifies the potential payments and benefits to which the named executive officer would be entitled to under our arrangements with them for various scenarios involving a termination of employment or change-in-control. The amounts shown are estimated amounts that assume that the termination or change-in-control was effective as of December 31, 2020, and thus include amounts earned through such time. The actual amounts to be paid out can only be determined at the time of such executive's separation.
Employment and Related Agreements
Rory Read
We entered into an employment agreement with Mr. Read on June 5, 2020. The employment agreement provides for Mr. Read’s employment for a three-year term commencing July 1, 2020 to serve as President and Chief Executive Officer of the Company, reporting directly to the Board. Mr. Read will be paid an annual base salary of $850,000, which is to be reviewed annually by the compensation committee of the Board and may be increased but may not be decreased, without Mr. Read’s consent, during the term.
If Mr. Read’s employment is terminated by the company without “Cause,” by Mr. Read for “Good Reason” or due to his death or disability, Mr. Read's (i) sign-on RSUs will immediately vest and be settled, (ii) annual RSUs will continue to vest and be settled in accordance with the existing vesting schedule (except that, in the event of death, the annual RSUs will immediately vest and be settled, and (iii) the PRSUs will be eligible to vest at the end of the performance period based on the actual level of performance achieved through the end of the full performance period (except that, in the event of death, vesting will occur on the date of termination and be based on target performance). In the event of a change of control (as defined in the 2015 Plan), the sign-on RSUs, annual RSUs and PRSUs will be subject to double-trigger vesting in accordance with the terms of the Company’s form of award agreements used for awards to other senior executives.

In the event Mr. Read’s employment is terminated by the Company without Cause or he resigns with Good Reason, he is entitled to the following severance benefits, subject to his execution and non-revocation of a general release of claims: (i) twelve (12) months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve (12) month period following termination of employment, (ii) an annual bonus for the year of termination, based on actual performance for such year and pro-rated for the period he is employed during such year, (iii) any earned but unpaid bonus for a previously completed fiscal year, and (iv) continued participation in medical, dental and vision plans at the same cost to Mr. Read as other executives of the Company until he is eligible for COBRA coverage.
If Mr. Read’s employment is terminated due to his death or disability, he (or his estate) is entitled to (i) an annual bonus for the year of termination, based on actual performance for such year and pro-rated for the period he is employed during such year and (ii) any earned but unpaid bonus for a previously completed fiscal year.
If Mr. Read’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled only to accrued but unpaid compensation and benefits due to him in accordance with the Company’s benefit plans (“Accrued Rights”). Mr. Read will also be entitled to the Accrued Rights in the event of a termination of employment for any other reason.
Mr. Read is subject to non-solicitation and non-hire restrictions, which will be in effect during his employment and for twelve (12) months thereafter. Mr. Read will be subject to non-disparagement and confidentiality restrictions during his employment and perpetually thereafter. Additionally, Mr. Read has executed the Company’s Employment Covenants Agreement, Non-Compete Agreement and Indemnification Agreement.
The severance provisions of the Employment Agreement and restrictive covenants will continue in effect in the event Mr. Read’s employment continues after the term.
Timothy Shaughnessy
We entered into fixed term employment contract, dated August 17, 2020, with Mr. Shaughnessy, which provided that Mr. Shaughnessy would serve as the Interim Chief Financial Officer from August 18, 2020 through December 31, 2020, unless mutually extended between the Company and Mr. Shaughnessy. Pursuant to the Employment Agreement, Mr. Shaughnessy was paid a salary of $300,000 per month for each of the first three months and $300,000 for the last half of November 2020 and the entire month of December 2020. On December 31, 2020, the Company entered into an amendment to Mr. Shaughnessy's employment contract, which provides that Mr. Shaughnessy would continue to serve as the Company's Interim Chief Financial Officer through February 28, 2021, with an option to further extend Mr. Shaughnessy's service through March 31, 2021, upon mutual agreement between the Company and Mr. Shaughnessy. In connection with his extended service, the Amendment provides that Mr. Shaughnessy would be paid a salary of $400,000 per month of service. In addition, Mr. Shaughnessy is eligible to receive a bonus, in such amount and form payable, subject to the discretion of the compensation committee .
Mr. Shaughnessy did not participate in the Company’s employee benefit plans available to other senior executives. In addition, Mr. Shaughnessy was not awarded any equity grants in connection with his agreement. Mr. Shaughnessy also executed the Company’s Employment Covenants Agreement.
Mr. Shaughnessy served as Interim CFO through February 28, 2020 and did not receive any payments in connection with his retirement, other than accrued but unpaid compensation.
Alan Masarek
We entered into an agreement with Mr. Masarek providing for his employment as Chief Executive Officer in 2014. As previously noted, Mr. Masarek was terminated without cause on June 30, 2020. Pursuant to his 2014 agreement, Mr. Masarek received a severance payment of $1,968,750 consisting of (i) twelve months base salary plus his target bonus amount, (ii) a pro rata share (based on the portion of the year elapsed) of his bonus for the year, (iii) any prior year bonus amounts earned but unpaid as of the termination date, (iv) other accrued but unpaid compensation and benefits under our benefits plans and (v) monthly payment equal to the amount by which continuation premiums for Mr. Masarek and his dependents under COBRA exceed what he would have paid for such coverage as an active employee for up to the length of time that he is eligible for COBRA.
David T. Pearson
We and Mr. Pearson entered into an employment agreement at the commencement of his employment with us in May 2013. In connection with Mr. Pearson's retirement, on May 19, 2020, we and Mr. Pearson entered into a letter agreement. The letter agreement provides that upon Mr. Pearson's retirement on August 15, 2020, he would be eligible to receive a retirement bonus equal to (a) 37.5% of his 2020 target bonus opportunity at 100% payout, plus (b) 62.5% of his 2020 target bonus if, and to the extent, the Company's performance at the end of the performance period results in any payout at the corporate payout level. In addition, the letter agreement provides the following modifications to certain stock awards: (a) Mr. Pearson's three-year performance restricted stock units that vest on December 31, 2020 would fully vest, if and to the extent the Company's performance at the end of the performance period results in a payout; and (b) Mr. Pearson's outstanding vested but unexercised stock options would be modified to extend the exercise period from 60 days to 18 months post-employment.
Mr. Pearson did not receive any payments in connection with his retirement, other than accrued but unpaid compensation.
Rodolpho Cardenuto
We and Mr. Cardenuto entered into a letter agreement at the commencement of his employment with us. Pursuant to the letter agreement, in the event that Mr. Cardenuto's employment is terminated by us without cause or by him for good reason, he is entitled to twelve months of base salary payable by us during our regular payroll cycle over the twelve month period following termination of employment. Mr. Cardenuto has also executed the Company’s Employment Covenants Agreement.
Omar Javaid
We and Mr. Javaid entered into a letter agreement at the commencement of his employment with us, and Mr. Javaid also executed the Company's Employment Covenants Agreement. On March 25, 2021, we and Mr. Javaid entered into a Termination, Separation, and Release Agreement which provided that Mr. Javaid will continue his employment with the Company through May 31, 2021. In connection with and subject to the terms of the Agreement, Mr. Javaid will be eligible to receive (i) a severance payment equal to twelve (12) months of Mr. Javaid’s base salary, (ii) reimbursement of up to to twelve (12) months of COBRA coverage, and (iii) to the extent the Company’s performance at the end of the performance period results in any payout at the corporate payout level, a pro-rata annual bonus payment that Mr. Javaid would have been eligible to receive, based upon his length of service. Mr. Javaid entered into our form of confidentiality and innovations agreement. In connection with Mr. Javaid's departure, he is expected to receive $557,812 cash severance in connection with his termination, subject to Company bonus performance metrics.
Sagi Dudai
We and Mr. Dudai entered into a letter agreement at the commencement of his employment with us. The letter agreement provides that either the Company or Mr. Dudai may terminate his employment with 60 days advanced written notice. Following his resignation, Mr. Dudai is not entitled to any salary continuation or other severance payments. Mr. Dudai has also executed the Company’s Employment Covenants Agreement.
2021 Executive Severance Policy
For executive terminations in 2021 and thereafter, the Company has adopted an executive severance policy which provides that if an executive officer is terminated without cause or by that executive for good reason, the executive shall receive (i) twelve (12) months of base salary payable by us during our regular payroll cycle over the twelve month period following termination of employment, (ii) a pro-rated bonus paid in the following year based on actual Company performance, (iii) twelve (12) months vesting for all equity awards, and (vi) an amount of up to twelve (12) months of COBRA payments.

Acceleration of Vesting of Stock Options, Time-Based and Performance-Based Restricted Stock Units
Pursuant to the Company's 2021 executive severance policy, all of our executives, including our NEOs, are entitled to continued vesting of all equity awards for twelve (12) months following a termination without cause or resignation for good reason.
Our option and time-based restricted stock unit agreements for grants to our NEOs other than Mr. Read (and other certain sign-on grants) provide for acceleration of vesting of 50% of unvested stock options and time-based restricted stock units covered by those agreements in the event of death or disability.
Upon a change in control, any performance-based restricted stock unit award granted to our NEOs will be converted to an amount equal to the amount payable if the performance period were deemed to end on the date of the consummation of the change in control and will vest the earlier of (i) as of the last day of the applicable performance period, subject to continued employment on the last day of the performance period, (ii) in the event employment terminates due to death or disability, or (iii) due to termination by without cause or for good reason.
In the event of a termination of employment for death or disability, a portion of any performance-based restricted stock unit award equal to a fraction based upon the percentage of the performance period elapsed at the time of termination of employment, but in any case no less than half, will vest. For termination of employment due to death, such vesting will occur upon termination. For termination of employment due to disability, such vesting will occur upon the end of the applicable performance period.

Potential Payments Upon Termination of Employment or Change-in-Control
The following table quantifies potential payments to our named executive officers upon termination of employment assuming the triggering event took place on December 31, 2020, the last business day of our last completed fiscal year.
As noted above, Mr. Masarek was terminated without cause in June and received $1,968,750 cash severance payments in connection with his departure. Mr. Pearson and Mr. Shaughnessy retired from their respective positions with the Company and did not receive any cash severance payments in connection with their respective retirement events. In connection with Mr. Javaid's departure, he is expected to receive $557,812 cash severance in connection with his departure.

Name	Cash Severance Payment	Bonus (1)	Acceleration of Restricted Stock Units (Unvested)(2)	Total Termination Benefits
Rory Read
Termination without cause or resignation for good reason	$850,000	$1,062,500	$12,880,000	$14,792,500
Termination upon death or disability			$29,624,000	$29,624,000
Termination without cause or resignation for good reason following a change in control	$850,000	$1,062,500	$29,624,000	$31,536,500
Rodolpho Cardenuto
Termination without cause or resignation for good reason	$500,000			$500,000
Termination upon death or disability			$1,968,708	$1,968,708
Termination without cause or resignation for good reason or death or disability following a change in control	$500,000		$2,687,605	$3,187,605
Sagi Dudai
Termination without cause or resignation for good reason				$—
Termination upon death or disability			$2,232,261	$2,232,261
Termination without cause or resignation for good reason following a change in control			$1,700,778	$1,700,778

(1)Pursuant to the 2021 executive severance policy, executives are also entitled to an annual bonus for the year of termination, based on actual performance for such year and pro-rated for the period in which they are employed during such year in cases of termination without cause or resignation for good reason.
(2)The payments relating to restricted stock units represent the value of unvested and accelerated restricted stock units as of December 31, 2020 calculated by multiplying the number of unvested shares that would be accelerated by the various termination events by the closing price of our common stock on December 31, 2020 $12.88.

CEO Pay Ratio

Below is (i) the 2020 annual total compensation of our CEO; (ii) the 2020 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, (iv) a supplemental ratio in light of sign-on awards, and (v) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation*	$29,049,558
Median Employee Annual Total Compensation	$130,351
CEO to Median Employee Pay Ratio	223:1
* This annual total compensation is the Summary Compensation Table amount.

Supplemental Pay Ratio

In light of the additional one-time cash and equity compensation that we paid to our CEO in 2020 in order to successfully recruit him to our Company, we expect the 2020 pay ratio to be significantly higher than the CEO pay ratio in future years when we are not providing compensation to recruit a new CEO. Alternatively, if we were to exclude these one-time cash and equity compensation values, our CEO compensation would have been $12,689,158, and the resulting CEO pay ratio would have been 97 to 1, which is substantially consistent with our prior pay ratios of 82 to 1 and 87 to 1 in 2019 and 2018, respectively.

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•Determined Employee Population. We began with our global employee population as of December 31, 2020, including full-time, part-time, and seasonal or temporary workers, employed by our Company or consolidated subsidiaries, but excluding our CEO. It also excludes the following: third-party contractors, consultants, fixed-term employees, interns and employees on leave of absence.
•Identified the Median Employee. We calculated compensation for each employee using annual base salary as of December 31, 2020, plus performance year 2020 cash incentives (paid in March 2021), 2020 sales commissions and equity awards granted in 2020. We estimated total compensation using a method similar to the Summary Compensation Table rules, but excluded employer health insurance contributions and the value of other benefits, and then identified the median employee.
•Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2020 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our Directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board, as well as the overall level and mix of compensation compared to industry- and size-relevant peers, referencing data compiled by the compensation committee's independent compensation consultant, Meridian Compensation Partners, LLC.
Cash Compensation Paid to Board Members
Directors' annual retainer fees for 2020 were as follows:

• Chairman of the Board annual retainer*	$125,000
• Base annual retainer for all other non-executive Directors*	$80,000
• Additional annual retainers*:
• Lead director	$25,000
• Audit committee chair	$25,000
• Other audit committee members	$5,000
• Compensation committee chair	$15,000
• Nominating and governance committee chair	$10,000
• Technology committee chair	$10,000
• Other compensation committee and nominating committee members	$—
    *       Pro-rated for actual service during the twelve-month period covered by the retainer.
We reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors of our Company. In addition, our Board of Directors has authority to make payments to Directors performing services determined by our Board of Directors, upon recommendation of the nominating and governance committee, to be extraordinary services which significantly exceed customary and routine services performed by a director, in an amount determined by our Board of Directors to be appropriate compensation for the services performed. Until 2021, we provided health, vision and dental benefits to our Chairman of the Board.
Equity-Based Grants to Board Members and Stock Ownership Guidelines for Directors
For 2020, on the first day of each quarter, non-employee Directors of our Company were awarded shares of common stock worth $28,750 (1.5x such share amount of common stock for Mr. Citron), based upon service in the prior quarter. The stock price used to calculate the number of shares of stock to be granted, all of which are fully vested, is the closing price of our common stock on the Nasdaq Stock Exchange on the date of grant, or if such date is not a trading day, the closing selling price on the trading day immediately preceding the date of grant. In order to be eligible for grants, a non-employee director must have served on our Board for the entire previous quarter.

Our Board of Directors has adopted stock ownership guidelines requiring our non-employee Directors to maintain a minimum equity stake in the Company during their tenure as director. Our Board of Directors believes that these requirements help to ensure an alignment of director interests with those of shareholder interests and promote a focus on long-term growth. Non-employee Directors must maintain a stock ownership level equal to three times our annual Board retainer in due course, following his or her accumulation of stock awards described above. As of the Record Date, all non-employee Directors owned the minimum amount, except for Mr. Tzuo. Shares included in the calculation to assess compliance with the guidelines include shares owned outright. Each non-employee director must retain 50% of net stock options exercised or stock delivered from stock awards until the guidelines are met. Directors may be exempted from the guidelines and/or the retention ratio due to financial hardship as determined by the compensation committee in its discretion.

2020 Director Compensation
The following table summarizes the compensation paid by us to non-employee Directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Jeffrey A. Citron	$125,000	$172,467	$297,467
Naveen Chopra(2)	$—	$57,489	$57,489
Stephen Fisher	$95,000	$114,983	$209,983
Carolyn Katz	$85,000	$114,983	$199,983
John J. Roberts	$110,000	$114,983	$224,983
Gary Steele	$90,000	$114,983	$204,983
Hamid Akhavan	$80,000	$114,983	$194,983
Michael McConnell	$85,000	$114,983	$199,983
Priscilla Hung(3)	$125,000	$114,983	$239,983
Jan Hauser(3)	$146,250	$114,983	$261,233
Tien Tzuo(4)	$73,333	$—	$73,333
 ____________
(1)The amounts shown are the grant date fair value, calculated in accordance with FASB ASC 718 by multiplying the number of shares awarded by the closing price of our common stock on the date of grant. Stock awards were granted to directors on the first date of each quarter. The closing prices for our common stock were $7.41 on December 31, 2019, $6.74 on April 1, 2020, $10.10 on July 1, 2020, and $10.13 on October 1, 2020, respectively. Mr. Citron was granted 5,818, 6,397, 4,269, and 4,257 shares on January 1, 2020, April 1, 2020, July 1, 2020, and October 1, 2020, respectively. Mr. Chopra was granted 3,879 and 4,265 shares on January 1, 2020 and April 1, 2020, respectively. Mr. Fisher, Ms. Katz, Mr. Roberts, Mr. Steele, Mr. Akhavan, Mr. McConnell, Ms. Hung, and Ms. Hauser were granted 3,879, 4,265, 2,846, and 2,838 shares on January 1, 2020, April 1, 2020, July 1, 2020, and October 1,2020, respectively.
(2)Mr. Chopra resigned in June 2020.
(3)Includes pro-rata cash payments made to Ms. Hung and Ms. Hauser for their service during the first and second quarters of 2020.
(4)Mr. Tzuo was appointed to the Board in July 2020 and did not receive any equity grants in 2020.
As of December 31, 2020, Directors held options for the following aggregate number of shares:

Name	Number of Shares Underlying Outstanding Stock Options
Carolyn Katz	150,000
John J. Roberts	70,000
(1)     Represents options granted under our director compensation programs only. See Stock Ownership Information below for more information regarding the equity ownership of our officers and Directors.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 8, 2021 by:
•each person or group who is known by us to own beneficially more than 5% of our common stock;
•each of our Directors and director nominees;
•each of our named executive officers, as defined under SEC rules; and
•all of our current Directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to (i) options that are currently exercisable or exercisable or (ii) restricted stock units that may vest within 60 days of April 8, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned. Except as indicated below, the address for each shareholder, director, or named executive officer is 23 Main Street, Holmdel, New Jersey 07733.
This table assumes 251,338,651 shares of common stock outstanding as of April 8, 2021.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Beneficial Owners of More than 5%
BlackRock, Inc. (1)	31,863,658	12.68%
The Vanguard Group, Inc. (2)	24,922,328	9.92%
Janus Henderson Group PLC (3)	16,034,551	6.38%
Directors, Director Nominees, and Named Executive Officers
Jeffrey A. Citron (4)	9,088,113	3.62%
Rory Read (5)	34,805	*
Alan Masarek (6)	196,340	*
Tim Shaughnessy	—	*
David T. Pearson (7)	770,000	*
Rodolpho Cardenuto (8)	20,092	*
Omar Javaid (9)	248,653	*
Sagi Dudai (10)	198,228	*
Hamid Akhavan (11)	51,957	*
Stephen Fisher (12)	53,225	*
Priscilla Hung (13)	18,441	*
Jan Hauser (14)	18,441	*
Carolyn Katz (15)	267,331	*
Michael McConnell (16)	38,524	*
John J. Roberts (17)	239,917	*
Gary Steele (18)	60,503	*
Tien Tzuo (19)	4,613	*
All Directors and executive officers as a group (25 persons)	11,858,636	4.72%

*    Less than one percent.
(1)Based on an amendment to Schedule 13G/A filed on February 5, 2021 by Blackrock, Inc. disclosing sole voting power over 31,563,658 shares of common stock and sole power to dispose of or direct the disposition of 31,868,338 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10022.
(2)Based on an amendment to Schedule 13G/A filed March 10, 221 by The Vanguard Group, Inc. disclosing shared voting power over 415,440 shares of common stock, sole power to dispose of or direct the disposition of 24,310,390 shares of common stock and shared power to dispose of or direct the disposition of 611,938 shares of common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3)Based on Schedule 13G filed on February 12, 2021 by Janus Henderson Group PLC, disclosing shared voting power over 16,034,554 shares of common stock and shared power to dispose of or direct the disposition of 16,034,554 shares of common stock. The address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(4)Includes (i) 175,000 shares owned by Kyra Elyse Citron 2015 Beneficiaries Trust, (ii) 175,000 shares owned by Noah Aidan Citron 2015 Beneficiaries Trust, and 300,000 shares owned by the Mannis Group, Inc.
(5)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(6)Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.
(7)Includes 750,000 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.
(8)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(9)Includes 87,108 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.
(10)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(11)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(12)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(13)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(14)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(15)Includes 150,000 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(16)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(17)Includes 60,000 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(18)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.
(19)Includes 0 shares of common stock issuable upon exercise of RSUs which become exercisable or vest within 60 days of the Record Date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	16,016,098	$9.01	14,093,614
Equity compensation plans not approved by security holders (2)	108,244	$1.67	300,719
Total	16,124,342		14,394,333
 ________________
(1)Includes awards outstanding under the Company's 2015 Equity Incentive Plan (the "2015 Plan") and prior shareholder approved plans. Any shares underlying options that are canceled or expire without exercise will become available for issuance under the 2015 Plan. Awards under the 2015 Plan may include restricted stock, unrestricted stock, restricted stock units, stock appreciation rights, performance shares or other equity-based awards, as our Board of Directors or compensation committee may determine.
(2)Consists of shares issuable under the Nexmo Inc. 2011 Stock Plan, which stock options were assumed by the Company upon the June 3, 2016 acquisition of Nexmo Inc. The plan is listed as "not approved" because the Nexmo Inc. 2011 Stock Plan was not subject to separate line item approval by Vonage's shareholders when the merger, which included the assumption of this plan, was approved.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal year 2020, our Directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, except for one late Form 4 filing by Mr. Cardenuto in January 2020.
In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, filed with the Securities and Exchange Commission and the written representations of our Directors, executive officers and 10% shareholders.

EXECUTIVE OFFICERS OF VONAGE
Set forth below is certain information concerning our executive officers.

Rory Read, Chief Executive Officer. See biographical information above under "Proposal No. 1 — Board - Who we are."
Jay Bellissimo, Chief Operating Officer. Mr. Bellissimo, age 58, joined us in January 2021 as Chief Operating Officer. With more than 30 years of experience in the technology industry, he joined Vonage from IBM, where he most recently served as General Manager of IBM, U.S. Public and Federal Market from November 2019 to January 2021. Prior to that, Mr. Bellissimo was Managing Partner, Global Business Services, Cognitive Process Transformation for IBM from January 2018 to November 2019 and General Manager, Chief Revenue Officer, Watson Cloud & Platform Unit of IBM from January 2014 to December 2017. He was also a member of IBM’s Performance Team, Client Experience Team and Acceleration Team, which focus on the company’s short- and long-term strategies for growth. Mr. Bellissimo held various positions throughout his career with IBM which began in September 2002. Prior to IBM, he held numerous industry management and practice leadership positions at PwC in Chemicals & Petroleum, Industrial Products and Aerospace & Defense. Mr. Bellissimo holds a B.A. in Political Science from St. Michael’s College. He serves on the Advisory Board of the Center of Innovation & Entrepreneurship at Claremont McKenna College.
Savinay Berry. EVP, Product and Engineering. Mr. Berry age 46, joined us in February 2021. Prior to joining Vonage, Mr. Berry was Senior Vice President, Cloud Services at OpenText, responsible for all cloud services and strategy, including infrastructure, service delivery, managed services, and developer services from January 2019 to January 2021. Before that, he also served as OpenText Vice President, Engineering and Products leading cloud applications, design, performance and security from January 2017 to January 2019. Prior to OpenText, Mr. Berry was Vice President, Product Management at Dell EMC, where he was responsible for the content management product portfolio from 2013 to 2015. Before Dell, he served in product and engineering leadership roles at Intuit where he led the development of advanced products, such as wearables, mobile and intelligent systems. Earlier, Mr. Berry was Vice President of Product Management at Empowered Inc., acquired by Qualcomm. He holds both a Bachelor’s and Master’s degree in Electrical and Computer Engineering and an M.B.A. from Kellogg School of Management at Northwestern University.
Rodolpho Cardenuto, President, Applications Group. Mr. Cardenuto, age 61, joined us in December 2019. Prior to joining Vonage, he held various positions of increasing responsibility at SAP, a market leader in end-to-end enterprise application software, database, analytics, intelligent technologies and experience management. These positions included President of SAP Americas from January 2013 to May 2014 and, most recently, President of Global Partner Operations from May 2014. Before SAP, Rodolpho was Director of Industry Sales and Alliances for Latin America & the Caribbean region at Hewlett-Packard (HP). Mr. Cardenuto has held senior leadership roles at both growth companies and large multinationals. He brings to Vonage more than 20 years of global sales, marketing and operations experience in software, IT and B2B SaaS, with proven results in driving growth in the enterprise space through existing and new channels, globally.
Joy Corso, Chief Marketing Officer. Ms. Corso, age 52, joined us in July 2020 and serves as our Chief Marketing Officer. Prior to joining Vonage, she was Senior Vice President and Chief Marketing Officer at Virtustream, a Dell Technologies Business, from September 2018 to July 2020. Prior to that, from May 2014 to July 2018, Ms. Corso was the Vice President, Marketing of NORCAL Group and President of NORCAL Group Foundation. She has also held senior roles in top tier companies including Advanced Micro Devices, Raytheon, Fidelity Investments and Iron Mountain. Ms. Corso holds an M.B.A. and a B.S. in Business Administration from Providence College, and currently serves on the Regional Board of Trustees for Make-A-Wish Central and South Texas.
Sagi Dudai, Chief Technology Officer. Mr. Dudai, age 47, joined us in May 2012 and previously served as our Senior Vice President of Software Engineering. Prior to joining Vonage, Mr. Dudai held engineering leadership roles at various technology companies and positioned three startups, Mercury Interactive, TelMap & fring, which were acquired by Hewlett-Packard, Intel and GenBand, respectively. Prior to his corporate positions, Mr. Dudai worked on a number of classified software and hardware engineering projects for Israeli intelligence.
Vinod Lala, Chief Strategy Officer. Mr. Lala, age 51, joined us in June 2014 to lead Vonage’s transformation strategy and corporate development, leveraging his cloud technology, corporate investment and strategic advisory experience. He currently manages corporate strategy and development, financial planning & analysis and investor relations as well as debt and capital markets financings. Prior to Vonage, Mr. Lala was at Guggenheim Partners, where he was a Managing Director and led principal investments and mergers & acquisitions in cloud technology and communications. Prior to joining Guggenheim in 2011, Mr. Lala was a Managing Director in the Global Mergers & Acquisitions Group at Deutsche Bank, where he focused on communications, technology and media, and advised global businesses and their boards on corporate strategy, M&A and financing.
Stephen Lasher, Chief Financial Officer. Mr. Lasher, age 52, joined Vonage in January 2021 as our Chief Financial Officer. He joined Vonage from IBM, where he spent the last 24 years of his career and most recently served as Vice President of Finance for IBM Global Markets and Integrated Accounts, responsible for IBM’s financial operations, strategies, management, and controls for the company’s approximately $70B global sales function driving client adoption of hybrid cloud and Artificial Intelligence (AI) for enterprises in all industries and regions. Previously, Mr. Lasher was Vice President of Finance for IBM Global Business Services, responsible for a group of more than 500 finance professionals within the finance, operations and performance management teams for IBM's Global Business Services division. Prior to that, he was Vice President of Finance for IBM Cloud, and served as the global financial and operational leadership for IBM’s industry leading cloud portfolio of services and solutions. Earlier, Mr. Lasher was Vice President of Finance for the IBM Software Group, leading the finance operations for IBM’s multi-billion dollar software segment, and Vice President of Finance for IBM Software & Cloud Solutions. He was also Director of Finance for IBM Global Business Services Japan and served as the Chief Financial Officer for the multi-billion dollar consulting, system integration and outsourcing services business. Mr. Lasher graduated from Bentley University with a B.S. in Accounting.
David Levi, , Senior Vice President and Principal Accounting Officer. Mr. Levi, age 60, joined us in April 2017 as Senior Vice President and Principal Accounting Officer. Mr. Levi has more than 20 years of experience leading global finance teams across numerous industries and companies, including Bristol-Myers Squibb (BMS), The New York Times and Thomson Reuters. Prior to joining Vonage, Mr. Levi was Executive Director - Global Financial Compliance and Controls, and US Controller at BMS, January 2005 to April 2017. Prior to that, Mr. Levi served in senior Finance positions at other companies as Controller, Financial Reporting Director and as an audit manager at PriceWaterhouseCoopers.
Sanjay Macwan, Chief Information Security Officer. Mr. Macwan, age 53 has been our Chief Information Security Officer since June 2019. He joined Vonage in July 2018 as SVP, Enterprise Engineering and Networks, leading Vonage's enterprise platform and engineering teams to drive innovation and new development in the Company's solutions for Enterprise customers. With more than 20 years of experience in technology leadership, strategy and execution, Mr. Macwan has built and led highly successful technology innovation programs that have delivered transformation, operational efficiency and a sustained culture of innovation across multiple industries. Prior to Vonage, he was the Senior Vice President and Chief Technology Officer at NBCUniversal from January 2014 to August 2017, focusing on driving innovation across all lines of business. As an adjunct professor at the University of Pennsylvania, Mr. Macwan teaches an Emerging Technology Ventures class. He is an inventor or a co-inventor on 41 U.S. patents in areas of mobility, multimedia, content, security, and cloud.

Susan Quackenbush, Chief Human Resources Officer. Ms. Quackenbush, age 56, joined us in November 2015 as Chief Human Resources Officer. Ms. Quackenbush has over 30 years of experience, spending 24 years in human resources and seven years in corporate finance. She joined Vonage from Presidio, Inc., where she served as Chief Human Resources Officer from 2012. Prior to that, Ms. Quackenbush was Vice President of Human Resources at DMG Information & Events. Earlier, she was Head of Human Resources, Global Banking & Financial Markets, for BT (British Telecommunications). Ms. Quackenbush has also held executive roles at Thomson Reuters, R.H. Donnelley, Honeywell and Ford Motor Company.
Randy Rutherford, Chief Legal Officer. Mr. Rutherford, age 47, has been our Chief Legal Officer since December 2016. Mr. Rutherford joined us in November 2011 as Vice President, Law, and served as Vice

President, Law and Deputy General Counsel beginning in October 2015. Previously, Mr. Rutherford was a partner at Day Pitney LLP from January 2009 through November 2011 and has over 20 years of experience advising senior management and boards of directors on corporate governance, securities law, executive compensation, capital markets, and mergers & acquisitions matters.

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
PROXY STATEMENT
GENERAL INFORMATION
For Our Annual Meeting of Shareholders to be held on June 3, 2021
Vonage Holdings Corp. (referred to as “we,” “us,” “our,” “the Company,” or “Vonage” in this document) has made these materials available to you on the Internet, or, upon your request, has delivered the printed proxy materials to you because our Board of Directors is soliciting your proxy to vote at our 2021 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, June 3, 2021, at 10:00 a.m., local time, at via live webcast at www.virtualshareholdermeeting.com/VG2021. If the annual meeting is adjourned or postponed for any reason, the proxies may be used at any adjournments or postponements of the annual meeting. A replay of the webcast will be available on the Investor Relations section of our website through at least July 3, 2021.
This proxy statement summarizes information about the proposals to be considered at the 2021 Annual Meeting and other information you may find useful in determining how to vote. We are posting our proxy statement at http://ir.vonage.com/ and have mailed a printed copy of proxy materials on or about April 26, 2021. Included with the proxy statement is a copy of our 2020 annual report, including our Form 10-K for the year ended December 31, 2020 (without exhibits). We sometimes refer to the year ended December 31, 2020 as “fiscal year 2020” in this proxy statement.
OTHER INFORMATION
Our Form 10-K for fiscal year 2020, as filed with the Securities and Exchange Commission, or SEC, which includes our audited financial statements, is available free of charge on the Investor Relations section of our website at http://ir.vonage.com/ or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K (without exhibits), which we will provide to you free of charge, you may write to Vonage's Investor Relations Department at Vonage Holdings Corp., 23 Main Street, Holmdel, NJ 07733 or call us at 732.365.1328 or send an email through the Vonage Investor Relations website at http://ir.vonage.com/.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these proxy materials?
A: Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the 2021 Annual Meeting of Shareholders of Vonage Holdings Corp. to be held on Thursday, June 3, 2021 at 10:00 a.m., local time.

Q: What is included in the proxy materials?
A: The proxy materials include:
•Our proxy statement for our 2021 Annual Meeting; and
•Our 2020 Annual Report to Shareholders (“Annual Report”) which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
•If you received printed versions of these materials by mail, these materials also include the proxy card or a voting instruction form for the Annual Meeting.
Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our Directors and most highly paid executive officers in 2020, and certain other required information.

Q: Why a Virtual Meeting?
A: We are excited to embrace technology for our annual meeting that will provide expanded access, improved communications and cost savings for our shareholders and the Company. Hosting a virtual meeting will also enable increased shareholder attendance and participation since shareholders can participate from any location around the world. We believe that the virtual meeting is aligned with our vision and values as a leading provider of cloud communications services for businesses and consumers.
You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VG2021. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to make statements and ask questions.

Q: How can I access the proxy materials over the Internet?
A: Our proxy materials are available on our Investor Relations website at http://ir.vonage.com/.

Q: What shares can I vote?
A: Each share of Vonage common stock issued and outstanding as of the close of business on April 8, 2021, which we refer to as the Record Date, is entitled to vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a broker, trustee or other nominee such as a bank. On the Record Date, we had 251,338,651 shares of common stock issued and outstanding.

Q: How many votes am I entitled to per share?
A: Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Most Vonage shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials were sent directly to you by Vonage. As the shareholder of record, you have the right to grant your voting proxy directly to Vonage or to vote in person at the annual meeting. If received printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the question, “How can I vote my shares without attending the annual meeting?” below.
Beneficial Owner
If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of shares held in street name, and a notice or printed copies of proxy materials were forwarded to you by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or other nominee can provide you information on how to obtain a “legal proxy.” Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.
Q: How can I attend and vote at the annual meeting?
A: You are entitled to attend the annual meeting only if you were a Vonage shareholder or joint holder as of the Record Date, the close of business on April 8, 2021, or you hold a valid legal proxy for the annual meeting. We will be hosting the 2021 Annual Meeting live via webcast. A summary of the information you need to attend the annual meeting online is provided below:
•Any shareholder can attend the 2021 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/VG2021
•Webcast starts at 10:00 a.m. local time on June 3, 2021
•Shareholders may vote and submit questions while attending the annual meeting on the Internet
•Please have your 12-Digit Control Number to enter the annual meeting
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VG2021
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/VG2021 on the day of the annual meeting
•Webcast replay of the annual meeting will be available at least until July 3, 2021

Even if you plan to attend the 2021 Annual Meeting, we encourage you to vote your shares in advance of the meeting.
Q: How can I vote my shares without attending the annual meeting if I am a shareholder of record?
A: If you are a shareholder of record, you may direct how your shares are voted without attending the annual meeting.
By Internet— Shareholders of record of Vonage common stock that received printed proxy materials with Internet access may submit proxies by following the “VOTE BY INTERNET” instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 2, 2021.
By Telephone— Shareholders of record of Vonage common stock that received printed proxy materials who live in the United States or Canada may submit proxies by following the “VOTE BY TELEPHONE” instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 2, 2021.
By Mail— Shareholders of record of Vonage common stock that received printed proxy materials may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.
Q: How can I vote my shares without attending the annual meeting if I am a beneficial owner of shares held in street name?
A: As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail.
Q: Can I change my vote?
A: You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to Vonage's Corporate Secretary at Vonage Holdings Corp., 23 Main Street, Holmdel, NJ 07733 prior to your shares being voted, or by attending the annual meeting on the Internet and voting. Attendance at the meeting on the Internet will not cause your previously granted proxy to be revoked unless you specifically so request prior to the vote at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting while attending the annual meeting on the Internet.
Q: How many shares must be present or represented to conduct business at the annual meeting?
A: The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Vonage must be present in person or represented by proxy. Broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.
Q: What is the voting requirement to approve each of the proposals?
A: Directors in an uncontested election are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a candidate for election as director must exceed the number of votes cast “AGAINST” that director. Votes withheld and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of Directors.
We have also implemented a Director Resignation policy, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see "Proposal No. 1 - Election of Directors" above. Our Board of Directors recommends a vote “FOR” all nominees.

The proposal to ratify the appointment of Deloitte and Touche, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and voting on the proposal at the annual meeting. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the voting results. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with this proposal Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte and Touche, LLP to serve as Vonage's independent registered public accounting firm for the year ending December 31, 2021.
The advisory vote to approve executive compensation is not binding. We will consider shareholders to have approved the proposal if there are more votes cast "FOR" the proposal than "AGAINST". Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the voting results. Our Board of Directors recommends that the shareholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.
Q: What is the effect of not casting a vote or not providing voting instructions?
A: If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers have discretionary voting power with respect to ratification of the appointment of Deloitte and Touche, LLP, but not for the election of Directors, or the advisory vote to approve executive compensation. We encourage you to provide instructions to your broker, trustee or other nominee regarding the voting of your shares.
If you are a shareholder of record and do not vote by submitting a proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting. If you are a shareholder of record and return your signed proxy card but it does not indicate any voting instructions, such proxy will be voted with the recommendations of the Board of Directors. The Board of Directors' recommendations are indicated under question "What is the voting requirement to approve each of the proposals?" above, as well as with the description of each proposal in this proxy statement.
Q: What happens if additional matters are presented at the annual meeting?
A: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.
Q: Who will serve as inspector of elections?
A: The inspector of elections will be a representative from Broadridge Investor Communications Services.
Q: What should I do if I receive more than one set of voting materials?
A: You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please review the instructions and vote your shares on each notice, proxy card and voting instruction card that you receive.

Q: What is “householding” and how do I revoke my consent to the householding program?
A: Vonage has adopted a procedure called “householding,” which the SEC has approved. Under this procedure we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. Vonage adopted the householding method to reduce the amount of duplicative material that its shareholders receive and to lower printing and mailing costs. Householding is in effect for the 2021 Annual Meeting of Shareholders and will remain in effect for all future annual meetings.
Upon request, we will deliver promptly a separate copy of the copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. You may request separate copies by notifying us in writing or verbally that you wish to opt out of the householding program by sending an e-mail through the Vonage Investor Relations website at http://ir.vonage.com/, calling 732.365.1328, or writing to:
Vonage Investor Relations
23 Main Street
Holmdel, NJ 07733
732.365.1328
You may opt out of householding at any time 30 days prior to the mailing of proxy materials. If you own our common stock in street name (such as through a broker), please notify your broker if you wish to continue to receive multiple copies of the notice and, if applicable, the proxy materials.
    Shareholders who share an address and receive multiple copies of the proxy materials can request to receive a single copy of these materials by following the instructions above. Shareholders can also revoke their consent and receive separate copies of these documents in the future by following the instructions above.
Q: How may I obtain a copy of our 2020 annual report and proxy materials?
A: Any shareholder may request copies of our annual report, including our Form 10-K (without exhibits), and proxy materials by sending an e-mail through the Vonage Investor Relations website at http://ir.vonage.com/, calling 732.365.1328 or writing to:
Vonage Investor Relations
23 Main Street
Holmdel, NJ 07733

We will promptly deliver the requested copies. Current and prospective investors can access or order free copies of our annual report, including our Form 10-K (without exhibits) and proxy statement by following these same instructions.
Q: Who will bear the cost of soliciting votes for the annual meeting?
A: Vonage is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained Broadridge Inc. at an estimated cost of $7,500, plus expenses, to assist in the solicitation of proxies.
Q: What is the deadline to propose actions for consideration at the 2022 annual meeting of shareholders or to nominate individuals to serve as Directors?
A: You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: Any shareholder proposals (other than proposals to nominate Directors) intended to be presented at an annual meeting of shareholders called for a date between May 4, 2022 and July 3, 2022 and to be considered for inclusion in our proxy materials must be received by December 27, 2021 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934. Shareholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded from our proxy materials. Proposals should be addressed to:
Vonage Holdings Corp.
Attn: Corporate Secretary
23 Main Street
Holmdel, NJ 07733
For a shareholder proposal (other than proposals to nominate Directors) intended to be presented at an annual meeting of shareholders that is not intended to be included in Vonage's proxy statement under Rule 14a-8, the shareholder must (1) provide the information required by Section 1.11 of our Amended and Restated By-laws and (2) give timely notice to the Corporate Secretary of Vonage in accordance with our Amended and Restated By-laws, which, in general, require that the notice be received by the Corporate Secretary of Vonage:

•not earlier than February 3, 2022, and

•not later than March 5, 2022.
Nomination of Director Candidates: You may propose director candidates for consideration by the Board of Directors' nominating and governance committee. Any such recommendations should include the nominee's name and qualifications for Board of Directors membership and should be directed to the Corporate Secretary of Vonage at the address of our principal executive offices set forth above. For additional information regarding shareholder recommendations for director candidates, see “Corporate Governance—Director Nomination Process” below in this proxy statement.

In addition, our bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must provide the information required by Section 1.10 of our bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Shareholder Proposals” for shareholder proposals that are not intended to be included in our proxy statement under Rule 14a-8.
Copy of Bylaw Provisions: You may contact our Corporate Secretary at Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733 for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

APPENDIX A
VONAGE HOLDINGS CORP.
RECONCILIATION OF GAAP NET INCOME (LOSS)
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2020	2019	2018
Net (Loss) Income	$(36,212)	$(19,482)	$35,728
Interest expense	32,160	32,821	15,068
Income tax	4,217	(6,626)	797
Depreciation and amortization	88,917	86,256	70,980
Amortization of costs to implement cloud computing arrangements	2,885	1,362	—
EBITDA	91,967	94,331	122,573
Share-based expense	45,667	45,242	33,020
Acquisition related transaction and integration costs	—	701	14,645
Acquisition related consideration accounted as compensation	—	—	1,425
Organizational transformation (1)	5,119	14,533	4,331
Restructuring activities (2)	18,913
Other non-recurring items. (3)	8,518	3,289	1,742
Adjusted EBITDA	170,184	158,096	177,736
Less:
Capital expenditures	(10,571)	(20,273)	(19,032)
Intangible assets	(312)	(318)	—
Acquisition and development of software assets	(41,840)	(28,488)	(7,714)
Adjusted EBITDA Minus Capex	$117,461	$109,017	$150,990

(1) The cost identified as "Organizational transformation" are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and further facility exit costs executed upon as part of the overall project.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
RECONCILIATION OF GAAP NET (LOSS) INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2020	2019	2018
Net (loss) income	$(36,212)	$(19,482)	$35,728
Amortization of acquisition - related intangibles	53,539	56,927	37,940
Amortization of costs to implement cloud computing arrangements	2,885	1,362	—
Acquisition related transaction and integration costs	—	701	14,645
Acquisition related consideration accounted for as compensation	—	—	1,425
Amortization of debt discount	12,532	6,431	—
Organizational transformation (1)	5,119	14,533	4,331
Restructuring activities (2)	18,913	—	—
Other non-recurring items (3)	8,518	3,289	1,742
Tax effect on adjusting items	(21,316)	(17,481)	(15,131)
Net income excluding adjustments	$43,978	$46,280	$80,680
Net (loss) income per common share:
Basic	$(0.15)	$(0.08)	$0.15
Diluted	$(0.15)	$(0.08)	$0.14
Weighted-average common shares outstanding:
Basic	246,082	242,018	237,499
Diluted	246,082	242,018	248,892
Net income per common share, excluding adjustments
Basic	$0.18	$0.19	$0.34
Diluted	$0.17	$0.19	$0.32
Weighted-average common shares outstanding:
Basic	246,082	242,018	237,499
Diluted	254,874	250,034	248,892

(1) The cost identified as "Organizational transformation" are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and further facility exit costs executed upon as part of the overall project.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2020	2019
Net cash provided by operating activities	$83,880	$92,926
Less:
Capital expenditures	(10,571)	(20,273)
Intangible assets	(312)	(318)
Acquisition and development of software assets	(41,840)	(28,488)
Free cash flow	$31,157	$43,847

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VG2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53460-P54282

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VONAGE HOLDINGS CORP.

A. Election of Directors

The Board of Directors recommends you vote FOR the listed nominees.

Nominees:	For	Against	Abstain
1a. Hamid Akhavan	☐	☐	☐
1b. Jeffrey Citron	☐	☐	☐
1c. Stephen Fisher	☐	☐	☐
1d. Jan Hauser	☐	☐	☐
1e. Priscilla Hung	☐	☐	☐
1f. Carolyn Katz	☐	☐	☐
1g. Michael McConnell	☐	☐	☐
1h. Rory Read	☐	☐	☐
1i. John Roberts	☐	☐	☐
1j. Tien Tzuo	☐	☐	☐

B. Issues

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3. To approve our named executive officers' compensation in an advisory vote.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

C. Authorized Signatures

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://ir.vonage.com.

D53461-P54282

VONAGE HOLDINGS CORP.
Annual Meeting of Stockholders
June 3, 2021 10:00 AM, local time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) revoking all prior proxies hereby appoint(s) Randy Rutherford and Hunter Blankenbaker, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VONAGE HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on June 3, 2021 live via the Internet at www.virtualshareholdermeeting.com/VG2021 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side